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                            ASSET PURCHASE AGREEMENT

                                  By and Among

                           KEY3MEDIA ART EVENTS, INC.



                            B.C.R. ENTERPRISES, INC.

                               MCQUILLAN VENTURES

                                JOHN M. MCQUILLAN

                                       And

                                 JERRY GOLDSTONE

                         Dated as of September 10, 2001

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                                TABLE OF CONTENTS

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                                                                                PAGE
                                                                                ----
1        PURCHASE AND SALE OF ASSETS ........................................      1

2        CONSIDERATION ......................................................      1

2.1      BASE PURCHASE PRICE ................................................      1

2.2      PAYMENT DATES ......................................................      2

2.3      NO ASSUMPTION OF LIABILITIES .......................................      3

2.4      ESCROW AMOUNT ......................................................      4

2.5      INCENTIVE COMPENSATION .............................................      4

2.6      ALLOCATION OF CONSIDERATION ........................................      4

2.7      DIVISION OF PAYMENTS ...............................................      4

3        PURCHASE PRICE ADJUSTMENT ..........................................      4

4        CLOSING ............................................................      5

4.1      DOCUMENTS TO BE DELIVERED BY SELLERS AND SHAREHOLDERS TO BUYER .....      5

4.2      DOCUMENTS TO BE DELIVERED BY BUYER .................................      6

4.3      DEPOSIT OF ESCROW AMOUNT ...........................................      6

4.4      PASSAGE OF TITLE AT CLOSING ........................................      6

4.5      ASSIGNMENT OF SELLERS' CONTRACTS ...................................      6

5        REPRESENTATIONS AND WARRANTIES OF GOLDSTONE AND B.C.R. .............      7

5.1      CORPORATE ORGANIZATION .............................................      7

5.2      CAPITALIZATION; STOCK OWNERSHIP ....................................      7

5.3      SUBSIDIARIES AND OTHER EQUITY INVESTMENTS ..........................      8

6        REPRESENTATIONS AND WARRANTIES OF MCQUILLAN AND MQV ................      8

6.1      BUSINESS ORGANIZATION ..............................................      8

6.2      SUBSIDIARIES AND OTHER EQUITY INVESTMENTS ..........................      8

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
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7        REPRESENTATIONS AND WARRANTIES BY SELLERS AND SHAREHOLDERS ......     8

7.1      CORPORATE AUTHORITY .............................................     8

7.2      NO VIOLATION ....................................................     9

7.3      OFFERING MEMORANDUM .............................................     9

7.4      NO UNDISCLOSED LIABILITIES, ETC. ................................     9

7.5      ABSENCE OF CERTAIN CHANGES ......................................     9

7.6      TITLE TO AND CONDITION OF PROPERTIES AND ASSETS .................    10

7.7      CERTAIN PROPERTIES ..............................................    11

7.8      TAX RETURNS .....................................................    11

7.9      CONTRACTS .......................................................    12

7.10     LITIGATION ......................................................    12

7.11     TRADEMARKS AND OTHER INTELLECTUAL PROPERTY ......................    13

7.12     COMPLIANCE WITH LAWS ............................................    13

7.13     ENVIRONMENTAL MATTERS ...........................................    14

7.14     GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS .....................    14

7.15     SEC AND ANTITRUST FILINGS .......................................    14

7.16     EMPLOYEE BENEFIT PLANS AND OTHER ARRANGEMENTS ...................    14

7.17     CERTAIN TRANSACTIONS ............................................    15

7.18     FOREIGN CORRUPT PRACTICES ACT ...................................    15

7.19     ACCOUNTING PRACTICES ............................................    16

7.20     MINUTE BOOKS ....................................................    16

7.21     INSURANCE .......................................................    16

7.22     CERTAIN DISCLOSURES .............................................    16

7.23     BROKERS .........................................................    16

7.24     CONDUCT OF BUSINESS .............................................    16

7.25     EBITDA CALCULATIONS .............................................    16

7.26     NO UNTRUE STATEMENTS ............................................    17
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                                       ii

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
8        REPRESENTATIONS AND WARRANTIES BY BUYER ...........................     17

8.1      CORPORATE ORGANIZATION ............................................     17

8.2      AUTHORIZATION OF AGREEMENT; NO VIOLATION ..........................     17

8.3      LITIGATION ........................................................     17

8.4      BROKERS ...........................................................     17

8.5      INTENT TO GROW THE BUSINESS .......................................     18

8.6      NO UNTRUE STATEMENTS ..............................................     18

9        COVENANTS OF SELLERS AND SHAREHOLDERS .............................     18

9.1      ACCESS, INFORMATION AND DOCUMENTS .................................     18

9.2      CONDUCT OF BUSINESS PENDING CLOSING ...............................     18

9.3      FINANCIAL STATEMENTS AND CERTIFICATE ..............................     20

9.4      AUDIT EXPENSES ....................................................     21

9.5      CONSENTS AND APPROVALS ............................................     21

9.6      NO SOLICITATION OF OFFERS .........................................     21

9.7      USE OF DATABASES ..................................................     21

9.8      USE OF SELLERS' ASSETS ............................................     21

9.9      COOPERATION IN PREPARATION OF FINANCIAL STATEMENTS ................     21

10       COVENANTS OF BUYER ................................................     22

10.1     CONSENTS AND APPROVALS ............................................     22

10.2     JOINT MARKETING EFFORTS ...........................................     22

10.3     EMPLOYEE BENEFIT MATTERS ..........................................     22

11       CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO SELL THE ASSETS ....     22

11.1     BUYER'S PERFORMANCE ...............................................     22

11.2     CONSENTS AND APPROVALS ............................................     23

11.3     EMPLOYMENT AGREEMENT ..............................................     23

11.4     CONSULTING AGREEMENT ..............................................     23
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11.5     NO ADVERSE PROCEEDINGS ...................................................     23

11.6     ESCROW AGREEMENT .........................................................     23

11.7     OTHER ....................................................................     23

11.8     SIMULTANEOUS CLOSING OF B.C.R. TRANSACTION ...............................     23

12       CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO PURCHASE THE ASSETS ........     23

12.1     SELLERS' AND SHAREHOLDERS' PERFORMANCE ...................................     23

12.2     OPINION OF MCQUILLAN COUNSEL .............................................     24

12.3     OPINION OF B.C.R. COUNSEL ................................................     24

12.4     CONSENTS AND APPROVALS ...................................................     25

12.5     PHYSICAL PROPERTIES ......................................................     25

12.6     EMPLOYMENT AGREEMENT .....................................................     26

12.7     CONSULTING AGREEMENT .....................................................     26

12.8     NO ADVERSE PROCEEDINGS ...................................................     26

12.9     ESCROW AGREEMENT .........................................................     26

12.10    OTHER ....................................................................     26

13       TERMINATION ..............................................................     26

14       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION ..............     26

14.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES ...............................     26

14.2     SELLER'S INDEMNIFICATION OBLIGATIONS .....................................     27

14.3     BUYER'S INDEMNIFICATION OBLIGATIONS ......................................     28

14.4     LIABILITY FOR TAXES. .....................................................     28

14.5     PROCEDURE FOR INDEMNIFICATION CLAIMS .....................................     28

14.6     LIMITATION OF LIABILITY ..................................................     29

15       SETOFF ...................................................................     29

16       NONCOMPETITION ...........................................................     30
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
17       DISPUTE RESOLUTION ........................................................................     31

18       MISCELLANEOUS .............................................................................     32

18.1     ASSURANCE OF FURTHER ACTION ...............................................................     32

18.2     EXPENSES ..................................................................................     32

18.3     WAIVER ....................................................................................     32

18.4     NOTICES ...................................................................................     32

18.5     ENTIRE AGREEMENT ..........................................................................     33

18.6     RIGHTS UNDER THIS AGREEMENT; NONASSIGNABILITY .............................................     33

18.7     GOVERNING LAW, JURISDICTION AND VENUE .....................................................     33

18.8     KNOWLEDGE QUALIFIERS ......................................................................     34

18.9     HEADINGS; REFERENCES TO SECTIONS, EXHIBITS AND SCHEDULES ..................................     34

18.10    SEVERABILITY CONSTRUCTION .................................................................     34

18.11    COUNTERPARTS ..............................................................................     34

18.12    PRESS RELEASES AND ANNOUNCEMENTS                                                                34

18.13    NO THIRD PARTY BENEFICIARIES ..............................................................     34
  Exhibit A     INDENTURE, BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT .......................    A-1
  Exhibit B     FORM OF ESCROW AGREEMENT ...........................................................    B-1
  Exhibit C     B.C.R. ENTERPRISES, INC.  Officer's Certificate ....................................    C-1
                MCQUILLAN VENTURES   Officer's Certificate .........................................    C-2
  Exhibit D     B.C.R. ENTERPRISES, INC.  Secretary's Certificate ..................................    D-1
  Exhibit E     KEY3MEDIA ART EVENTS, INC.  Officer's Certificate ..................................    E-1
  Exhibit F     KEY3MEDIA EVENTS, INC.  KEY3MEDIA ART EVENTS, INC.  Secretary's Certificate ........    F-1
  Exhibit G     EMPLOYMENT AGREEMENT ...............................................................    G-1
  Exhibit H     CONSULTING AGREEMENT ...............................................................    H-1
  SCHEDULES ........................................................................................    S-1

                                       v

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                            ASSET PURCHASE AGREEMENT
                            ------------------------

This asset purchase agreement (the "Agreement") dated as of this 7th day of September, 2001 is entered into by and among KEY3MEDIA ART EVENTS, INC., a Delaware corporation ("Buyer"), B.C.R. Enterprises, Inc., an Illinois corporation ("B.C.R."), McQuillan Ventures, a sole proprietorship ("MQV," and together with B.C.R., the "Sellers"), John M. McQuillan, an individual ("McQuillan") and Jerry A. Goldstone, an individual ("Goldstone," and together with McQuillan, the "Shareholders")

                                    RECITALS
                                    --------

         WHEREAS, the Sellers through an unincorporated joint venture jointly produce and organize conferences and tradeshows commonly known as Next Generation Networks and Next Generation Network Ventures (collectively, the "Business");

         WHEREAS, Goldstone owns all of the outstanding capital stock of B.C.R.;

         WHEREAS, McQuillan is the sole owner and operator of MQV;

         WHEREAS, Key3Media Events, Inc. (the "Parent") owns all of the outstanding stock of Buyer; and

         WHEREAS, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the properties, assets and business of Sellers relating to the Business, all upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT
                                    ---------

1        PURCHASE AND SALE OF ASSETS

Upon the terms and provisions of this Agreement, Buyer shall purchase and accept delivery from Sellers and Shareholders of, and Sellers and Shareholders shall sell, convey, assign, transfer and deliver to Buyer, at the Closing (as defined in Section 4), all of Sellers' and Shareholders' rights, title and interest in and to all the then existing properties, assets and business as a going concern of every kind and nature, real, personal or mixed, tangible or intangible, wherever located that relate to the Business, including, without limitation, all of Sellers' and the Shareholders' goodwill relating to the Business other than, in each case, the properties, assets and businesses specifically set forth on
Schedule 1 (collectively, the "Excluded Assets"). The properties, assets, and business to be sold by Sellers and the Shareholders to Buyer pursuant to this Agreement are collectively referred to as the "Assets."

2        CONSIDERATION

As consideration for the Assets:

         2.1      BASE PURCHASE PRICE

Buyer agrees to pay to the Sellers for the Assets and the Sellers agree to accept from Buyer as the base purchase price for the Assets (the "Base Purchase Price"), the amount equal to nine (9) times the average of the EBITDA (as hereinafter defined) derived from the audited financial statements (the "Audited EBITDA") of the Business for the fiscal years ending December 31, 2000 and December 31, 2001. The Base Purchase Price is subject to adjustment after the Closing (as defined below) as

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described in Section 3. For purposes of this Agreement, EBITDA means (a) the net income of the Business determined in accordance with generally accepted accounting principles, consistently applied ("GAAP") without giving effect to:
(i) extraordinary gains and losses from sales, exchanges and other dispositions of assets or securities not in the ordinary course of business, and (ii) nonrecurring items, plus, to the extent deducted in calculating net income, (b) the sum of, without duplication, (i) depreciation expense, (ii) amortization expense, (iii) interest expense and (iv) federal, state and local income tax expense. For the purpose of calculating EBITDA for the years ending on December 31, 2001 and December 31, 2003, the Buyer shall also exclude any fees paid to the Parent or an affiliate of the Parent for corporate overhead with the exception of fees relating to (x) accounting services provided by an affiliate of the Parent (not to exceed the fair market value of such services); and (y) Buyer's actual in-house cost for the joint marketing efforts described in
Section 10.2. Further, EBITDA for the years ending on December 31, 2000,
December 31, 2001 and December 31, 2003 shall be calculated using the same methodology for allocation between the Business and the other business being sold by B.C.R. to Buyer contemporaneously herewith pursuant to the B.C.R. Agreement (as defined below) of income and expenses set forth in the Offering Memorandum for the Business dated May, 2001 provided to the Buyer by DeSilva & Phillips LLC (the "Offering Memorandum"). Notwithstanding anything to the contrary in this Section 2.1, for purposes of determining EBITDA for calendar years ending December 31, 2001 and December 31, 2003, the audit expenses for the Selected CPA (as defined below) included in calculating EBITDA shall not be more than $22,922 for each year regardless of the actual audit costs for such years. For purposes of calculating EBITDA for the calendar year ending December 31, 2000, there shall be no audit expenses for the Selected CPA, and for purposes of calculating EBITDA for the calendar years ending December 31, 2000 and 2001 there shall be no expenses for the Selected CPA for the preparation of the Unaudited Quarterly Statements (as defined in Section 9.3). In connection with the calculation of the EBITDA, $37,500 shall be allocated to Goldstone's compensation for each of 2000 and 2001 and $50,000 shall be allocated to McQuillan's compensation for each of 2000 and 2001, regardless of actual compensation during such periods.

     2.2    PAYMENT DATES

The Base Purchase Price shall be payable in installments as set forth below:

            (A) The estimated amount of the Base Purchase Price as of the Closing Date (the "Estimated Payment Amount") shall be due and payable to the Sellers on the Closing Date (as defined below) in an amount equal to nine (9) times the average of the EBITDA for the fiscal year ended December 31, 2000 and the Sellers' estimate of EBITDA for the fiscal year ending December 31, 2001; provided, however, that ten percent (10%) of the Estimated Payment Amount (prior to calculation of the Purchase Price Adjustment) shall be held in an Escrow Account (as defined below) as set forth in Section 2.4 below).

                   Solely for purposes of determining the Estimated Payment Amount to be paid on the Closing Date, the $4,142,000 EBITDA amount for the fiscal year ended December 31, 2000 set forth in the Offering Memorandum and the $5,765,000 estimated EBITDA amount for the fiscal year ending December 31, 2001 set forth in the Offering Memorandum, shall be used by the parties to calculate an Estimated Payment Amount of $44,581,500 (subject to adjustment as described in Section 3 below).

            (B) The actual amount (the "Actual Payment Amount") of the Base Purchase Price shall be due and payable to the Sellers within five days after delivery of audited financial statements for the Business for the fiscal year ended December 31, 2001. The Actual Payment Amount shall be equal to nine (9) times the average of (i) the Audited EBITDA for the fiscal year ended December 31, 2000 and (ii) the Audited EBITDA for the fiscal year ending December 31, 2001, as adjusted for any reconciliation of the Purchase Price Reduction or Purchase Price Increase, as the case may be, under Section 3 below. Buyer and the Sellers shall use their commercially reasonable efforts to cause the audited financial statements for the year ending December 31, 2001 to be delivered no later than February 28, 2002.

          (C) In the event the Actual Payment Amount is less than the Estimated Payment Amount including the Escrow Amount (such difference, a "Seller Shortfall Amount"), then the Buyer shall be entitled to receive such Seller Shortfall Amount from the Escrow Account and Sellers and Shareholders shall, on the payment date of the Actual Payment Amount (as described in Section 2.2B), also pay to the Buyer any additional amounts required to make up the full amount of the Seller Shortfall Amount. If the Seller Shortfall Amount is less than the Escrow Amount, after payment of the Seller Shortfall Amount from the Escrow Account to the Buyer the remainder of the Escrow Account (less any payments for Sellers' indemnification obligations) shall be released to the Sellers. In the event the Actual Payment Amount is greater than the Estimated Payment Amount, including the Escrow Amount (such difference, a "Buyer Shortfall Amount"), then the Escrow Amount shall be released to Sellers and the Buyer shall also pay to the Sellers any additional amounts required to make up the full amount of the Buyer Shortfall Amount. Any funds received by the Sellers or the Buyer from the Escrow Account shall include interest earned on said funds. Interest on the Escrow Amount shall not reduce the Seller Shortfall Amount or the Buyer Shortfall Amount.

     2.3  NO ASSUMPTION OF LIABILITIES

          (A) Except with respect to the contractual obligations of Sellers disclosed in Schedule 2.3 (A) to this Agreement and directly relating to the ownership or operation of the Assets and Business after the Closing Date (the "Assumed Liabilities"), the Buyer is not and will not assume or be liable for any liabilities or obligations of the Sellers, Shareholders, any of their affiliates or any other person or entity of any kind or nature, whether absolute, accrued, contingent or otherwise, or whether due or to become due, directly or indirectly arising out of or relating to the ownership or operation of the Assets, the Excluded Assets or the Business, including, without limitation, any such liabilities or obligations not disclosed in Schedule 2.3 (A) to this Agreement or relating to the ownership or operation of the Assets or Business prior to the Closing Date or of the Excluded Assets at any time.

          (B) Without limiting the foregoing, as between the Buyer and Sellers the Sellers shall be responsible for any or all liability (if any) incurred prior to or as of the Closing Date for health benefits under Section 4980B of the Code ("COBRA") for employees and their "qualified beneficiaries" (as defined in Section 4980B
               (g) of the Internal Revenue Code of 1986, as amended (the "Code") ) under any employee benefit plans maintained by the Sellers. As to Sellers' employees, as between the Buyer and Sellers, Sellers shall be responsible for complying with any obligations and liabilities (if any) arising under COBRA (including notice and maintaining insurance for employees who elect continued coverage) as a result of such employees' loss of coverage under Sellers' health plans. The Sellers shall be responsible for all retiree welfare obligations, if any, arising out of or attributable to any employee benefit plan of the Sellers in effect prior to or as of the Closing Date, or agreements relating thereto.

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     2.4 ESCROW AMOUNT

On the Closing Date, Buyer shall deposit with the Bank of New York (the "Escrow Agent") an amount equal to ten percent (10%) of the Estimated Payment Amount (together with any interest earned thereon, the "Escrow Amount"). The Escrow Amount shall be held by the Escrow Agent pursuant to the terms of an Escrow Agreement substantially in the form attached hereto as Exhibit B (the "Escrow Agreement").

     2.5 INCENTIVE COMPENSATION

In addition to the Base Purchase Price, within five (5) business days after the receipt by Buyer of audited financial statements for the Business for the calendar year ended December 31, 2003,which the Buyer anticipates will be on or before March 31, 2004, Buyer will make an incentive payment (the "Incentive Payment") to the Sellers in an amount equal to (i) the amount (if any) by which the actual audited revenue of the Business for calendar year 2003 exceeds the average of the actual audited revenue of the Business for the two calendar years 2000 and 2001 (such difference hereinafter referred to as the "IRA") multiplied by (ii) the applicable factor as follows:

         (A) For that portion of the IRA that is greater than or equal to $0.00, but less than $3,000,000-the multiple shall be 1.0.

         (B) For that portion of the IRA that is equal to or greater than $3,000,000, but less than $6,000,000 the multiple shall be 1.25.

         (C) For that portion of the IRA that is equal to or greater than $6,000,000- the multiple shall be 1.5.

Notwithstanding anything to the contrary above, in the event that (A) the quotient obtained by dividing the (i) EBITDA for the Business for calendar year 2003 by (ii) the revenue for the Business for calendar year 2003 is less than
(B) the quotient obtained by dividing (x) the average EBITDA for the Business for the two calendar years 2000 and 2001 by (y) the average of the revenue for the Business for the two calendar years 2000 and 2001 then Sellers shall not be entitled to any Incentive Payment.

     2.6 ALLOCATION OF CONSIDERATION

The aggregate amount of the Base Purchase Price and the Assumed Liabilities shall be allocated among the Assets as set forth on Schedule 2.6 attached hereto.

     2.7 DIVISION OF PAYMENTS

The Base Purchase Price, any Buyer Shortfall Amount and the Incentive Payment, if any, payable pursuant to this Section 2 shall be paid fifty percent (50%) to MQV (or at MQV's direction, to McQuillan) and fifty percent (50%) to B.C.R. (or at B.C.R.'s direction, to Goldstone). Any Seller Shortfall Amount in excess of the Escrow Amount (if any) shall be paid fifty percent (50%) by MQV or McQuillan and fifty percent (50%) by B.C.R. or Goldstone.

3    PURCHASE PRICE ADJUSTMENT

In the event the sum (the "Working Capital Requirement") as of August 31, 2001 of the Business' (i) cash and cash equivalents, (ii) accounts receivable, (iii) prepaid expenses, (iv) security deposits and (v) prepaid credit card changes is less than the (i) deferred revenue liability and (ii) accounts payable of the Business as of the August 31, 2001, then the Estimated Payment Amount shall be adjusted downward (a "Purchase Price Reduction") by the amount of the difference between the Working Capital Requirement and the deferred revenue liability. In the event that the Working Capital Requirement is greater than the deferred revenue liability of the Business as of August 31, 2001, then the Estimated Payment Amount shall be adjusted upward (a "Purchase Price Increase") by the amount of the difference between the Working Capital Requirement and the deferred revenue liability. The Purchase Price Reduction or Purchase Price Increase, as applicable, is sometimes referred to as the "Purchase Price Adjustment". The parties will calculate a preliminary Purchase Price Reduction or Purchase Price Increase, as applicable, on or before, and payable at, the Closing. The final Purchase Price Reduction or Purchase Price Increase, as applicable, will be calculated based upon the Working Capital Requirement and deferred revenue liability of the Business, in each case, as of August 31, 2001, and reconciled by agreement of the parties within 45 days after the Closing. The Base Purchase Price shall be adjusted by the amount of the final Purchase Price Reduction or the final Purchase Price Increase, as applicable.

Notwithstanding anything to the contrary in this Agreement, the profit and loss of the Business shall be transferred to Buyer as of September 1, 2001.

4     CLOSING

The closing of the purchase and sale of the Assets ("Closing") shall take place at the office of Sullivan & Cromwell, 125 Broad Street, New York, New York 10004 (or at such other place as the parties may mutually agree) at five o'clock (5:00) in the evening, local time, on September 10, 2001 (the "Closing Date").

      4.1   DOCUMENTS TO BE DELIVERED BY SELLERS AND SHAREHOLDERS TO BUYER

At the Closing, Sellers and Shareholders will deliver to Buyer:

            (A) the Indenture, Bill of Sale, Assignment and Assumption Agreement in the form set forth as Exhibit A;

            (B) such specific instruments of sale, conveyance, assignment, transfer and delivery with full covenants of warranty as to Sellers' good and marketable title in and to such of the Assets included within such general instrument of sale, conveyance, assignment, transfer, and delivery as Buyer shall reasonably request;

            (C) all Sellers' contracts, books, records, and other data relating to the Assets and the Business; provided, however that B.C.R. shall be permitted to deliver copies of its corporate minute books;

            (D) a certificate of each Seller in the form of Exhibit C certifying as to the accuracy of each Seller's representations and warranties when made and on and as of the Closing Date as if made thereon and that each Seller has performed and complied with all of the terms, provisions, and conditions to be performed and complied with by each Seller at or before the Closing;

            (E) a certificate of B.C.R. in the form of Exhibit D, certifying as to certain corporate matters, together with all of the attachments referred to therein;

            (F) the H&D opinion (as defined below) and the B.C.R. Opinion (as defined below);

            (G) the Goldstone Employment Agreement (as defined below), executed by Goldstone;

            (H) the McQuillan Consulting Agreement (as defined below), executed by McQuillan;

            (I)   the Escrow Agreement, executed by Sellers and Shareholders;
                  and

            (J) such other certificates and documents as Buyer or its counsel may reasonably request.

     4.2    DOCUMENTS TO BE DELIVERED BY BUYER

At the Closing, Buyer will deliver to Sellers:

            (A) the Estimated Payment Amount (less the Escrow Amount), as adjusted pursuant to Section 3, by transfer of immediately available funds to such account at such two banks as Sellers shall direct;

            (B) a certificate of Buyer in the form of Exhibit E certifying as to the accuracy of Buyer's representations and warranties when made and as of the Closing Date as if made thereon and that Buyer has performed and complied with all of the terms, provisions, and conditions to be performed and complied with by Buyer at or before the Closing; and

            (C) a certificate of Buyer in the form of Exhibit F certifying as to certain corporate matters, together with all of the attachments referred to therein;

            (D)   the Goldstone Employment Agreement, executed by Buyer;

            (E)   the McQuillan Consulting Agreement, executed by Buyer;

            (F) the Indenture, Bill of Sale, Assignment and Assumption Agreement in the form set forth as Exhibit A;

            (G)   the Escrow Agreement, executed by Buyer and the Escrow Agent;
                  and

            (H) such other certificates and documents as Sellers or their counsel may reasonably request.

     4.3    DEPOSIT OF ESCROW AMOUNT

At the Closing, the Buyer shall deposit the Escrow Amount into the Escrow Account in accordance with Section 2.4 above.

     4.4    PASSAGE OF TITLE AT CLOSING

Upon delivery of the instruments of sale, conveyance, assignment, transfer and delivery, title in and to the Assets shall pass to Buyer at the Closing. At the Closing, Sellers will put Buyer in full, complete and quiet possession and enjoyment of all of the Assets and from and after the Closing the ownership and operation of the Assets and the Business of Sellers to be sold to Buyer pursuant to this Agreement shall be for the account and risk of Buyer. Buyer shall be under no liability for any debt, liability or obligation of Sellers incurred after the Closing or arising out of any transaction by Sellers or any event occurring with respect to Sellers after the Closing, other than liabilities arising under this Agreement.

     4.5    ASSIGNMENT OF SELLERS' CONTRACTS

Nothing in this Agreement shall be deemed to constitute an assignment or an attempt to assign any contract or other agreement to which any Seller is a party if the attempted assignment thereof without the consent of the other party to such contract or agreement would constitute a breach thereof or affect in any way the rights of any Seller thereunder. If after any Seller has used its best efforts to obtain the consent of

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

any such other party to such contract or agreement, such consent shall not be obtained at or prior to the Closing, or an attempted assignment thereof at the Closing would be ineffective and would affect the rights of any Seller thereunder, Sellers will cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits under any such contract or agreement, including the enforcement, at the cost and for the benefit of Buyer, of any and all rights of any Seller against such other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

5     REPRESENTATIONS AND WARRANTIES OF GOLDSTONE AND B.C.R.

The following representations and warranties are qualified by the statements contained in the Disclosure Schedule attached hereto. The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Section 5. The disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 5 only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. Goldstone and B.C.R. jointly and severally represent and warrant to Buyer and Parent as follows:

      5.1    CORPORATE ORGANIZATION

B.C.R. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the corporate power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. Goldstone has delivered to Buyer complete and correct copies of B.C.R.'s Certificate of Incorporation and Bylaws as in effect on the date hereof. B.C.R. is duly qualified or licensed to do business and is in good standing as a foreign corporation in the jurisdictions set forth in Schedule 5.1. B.C.R. is not required to be qualified or licensed to do business as a foreign corporation in any other jurisdiction except such jurisdictions, if any, in which the failure to be so qualified or licensed will not, individually or in the aggregate, have a material adverse effect upon the condition (financial or otherwise), operations or business (based upon the present or future conduct of the present Business), properties, assets, or liabilities of the Assets or Business (a "MAE").

      5.2    CAPITALIZATION; STOCK OWNERSHIP

The authorized capital stock of B.C.R. consists of one thousand (1000) shares of common stock, par value of One Dollar ($1.00) per share ("B.C.R. Stock"), of which one hundred (100) shares were issued and outstanding and no shares are held by B.C.R. as treasury shares. All of such issued shares have been duly authorized and validly issued and are fully paid and nonassessable and none of them was issued in violation of any preemptive or other right. Neither B.C.R. nor Goldstone is a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock or any other security of B.C.R. or any other security exercisable or exchangeable for or convertible into any capital stock or any other security of B.C.R., and there is no outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any capital stock or any other security of B.C.R. or any other security exercisable or convertible into any capital stock or any other security of B.C.R

Goldstone, as trustee under the declaration of trust establishing the Jerry A. Goldstone Revocable Trust dated June 6, 1995 (the "Trust"), owns all of such one hundred (100) outstanding shares of B.C.R. Stock as set forth in Schedule 5.2 free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind.

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        5.3    SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

Neither B.C.R. nor Goldstone owns, directly or indirectly, any shares of capital stock of any corporation or any equity investment in any partnership, association or other business organization related to the Business.

6       REPRESENTATIONS AND WARRANTIES OF MCQUILLAN AND MQV

McQuillan and MQV jointly and severally, represent and warrant to Buyer and Parent as follows:

        6.1    BUSINESS ORGANIZATION

MQV is a proprietorship owned solely by McQuillan and no other person or entity has any ownership interest or rights to acquire any ownership interest in MQV and MQV is solely liable for its operations. MQV is not required to be qualified or licensed to do business as a foreign sole proprietorship in any jurisdiction

        6.2    SUBSIDIARIES AND OTHER EQUITY INVESTMENTS

Neither MQV nor McQuillan owns, directly or indirectly, any shares of capital stock of any corporation or any equity investment in any partnership, association or other business organization related to the Business.

7       REPRESENTATIONS AND WARRANTIES BY SELLERS AND SHAREHOLDERS

Each Seller and Shareholder represents and warrants to Buyer and Parent as of the date hereof as follows; provided, however, that to the extent any representation and warranty relates to (i) a Seller or Shareholder, each Seller and Shareholder shall be deemed to have made such representation and warranty solely with respect to itself and the Seller it owns or the Shareholder that owns it, as applicable, and such Seller and Shareholder shall be jointly and severally liable with respect thereto, and (ii) any other matter, each Seller and the Shareholder that owns it shall be collectively liable for only 50% of any damages or other liability arising out of a breach of such representation and warranty (although they will be jointly and severally liable for such 50%). The following representations and warranties are qualified by the statements contained in the Disclosure Schedule attached hereto. The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Section 7. The disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 7 only to the extent it is clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

        7.1    CORPORATE AUTHORITY

Each Seller has the corporate or proprietorship power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action of the sole director and shareholder (or, if none, all persons whose authorization is required) of B.C.R. and no other corporate or proprietorship proceeding on the part of any Seller is necessary to authorize the execution and delivery of this Agreement or the performance of any of the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of each Seller and Shareholder and constitutes a legal, valid and binding obligation of each such party enforceable against them in accordance with its terms.

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        7.2  NO VIOLATION

Neither the execution, delivery or performance of this Agreement nor consummation of any of the transactions contemplated hereby (i) will violate or conflict with the Articles of Incorporation or Bylaws (or any other governing instruments) of any Seller, or (ii) will result in any breach of or default under any provision of any contract or agreement of any kind to which any Seller or any Shareholder is a party or by which any Seller or any Shareholder is bound or to which any property or asset of any of them is subject, (iii) is prohibited by or requires any Seller or Shareholder to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, (iv) will cause any acceleration of maturity of any note, instrument, or other obligation to which any Seller or any Shareholder is a party or by which any Seller or any Shareholder is bound or with respect to which any Seller or any Shareholder is an obligor or guarantor or (v) will result in the creation or imposition of any lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the properties, assets, businesses, agreements or contracts of any Seller or any Shareholder, including without limitation the Assets or relating to the Business.

        7.3  OFFERING MEMORANDUM

The financial and other information set forth in the Offering Memorandum presents fairly and accurately, in all material respects, the results of operation of the Business as at, and for periods ending on, the dates set forth therein with respect to the Assets or relating to the Business.

        7.4  NO UNDISCLOSED LIABILITIES, ETC.

Since December 31, 2000, (except for the transactions contemplated by this Agreement):

             (A) No Shareholder or Seller has incurred any liability or obligation (absolute, accrued, contingent or otherwise) of any nature relating to the Business, other than liabilities and obligations (i) reflected in the Offering Memorandum or the Unaudited Balance Sheet (as defined in Section 9.3 below),
                  (ii) set forth in Schedule 7.9 or (iii) incurred in the ordinary course of business that will not, individually or in the aggregate, have a MAE; and

             (B) To the best of Sellers' and Shareholders' knowledge, the accounts receivables reflected on the Unaudited Balance Sheet are collectible in accordance with their terms and without undue effort, and the reserve for uncollectible accounts set forth on the Unaudited Balance Sheet is adequate.

        7.5  ABSENCE OF CERTAIN CHANGES

Since December 31, 2000 (except for the execution and delivery of this Agreement), there has not been:

             (A) any change that, individually or in the aggregate, would have a MAE;

             (B) any damage, destruction or loss of physical property (whether or not covered by insurance) that, individually or in the aggregate, will have a MAE;

             (C) any material loss or waiver of any material right with respect to the Business; including any loss of any material customer of the Business (which shall be deemed to include any customer comprising more than three percent (3%) of the Business' annual revenue) or any ananacancellation or threatened cancellation of any material order; or

             (D) any resignation or termination of employment of any of the key employees of the Business or threatened resignation or termination of such employment (other than as a result of such officer's or employee's employment by Buyer) that would, individually, or in the aggregate, have a MAE.

Since December 31, 2000, no Shareholder or Seller has:

             (A) incurred or agreed to incur any indebtedness for borrowed money with respect to the Business;

             (B) paid or obligated itself to pay in excess of $100,000 in the aggregate for fixed assets with respect to the Business;

             (C) sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, any assets relating to the Business (other than Excluded Assets) having a fair market value at the time of sale, transfer or disposition of $100,000 or more in the aggregate, or canceled, or agreed to cancel, any debts or claims, other than in the ordinary course of business;

             (D) mortgaged, pledged or subjected to any charge, lien, claim or encumbrance, or agreed to mortgage, pledge or subject to any charge, lien, claim or encumbrance, any of the Assets;

             (E) increased, or agreed to increase, the compensation or bonuses or special compensation of any kind of any employees, over the rate being paid to them on December 31, 2000, other than normal merit and/or cost-of-living increases pursuant to customary arrangements consistently followed, or adopted or increased any benefit under any insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such employee;

             (F) entered into any amendment relating to or terminated any material contract, agreement or license relating to the Business and to which it is a party or by which the Assets are subject or bound other than in the ordinary course of business;

             (G) made any change in the accounting policies, methods or practices used with respect to the Business;

             (H) entered into any transaction with respect to the Business not in the ordinary course of its business;

             (I) received any notice of audit or inquiry relating to the Business from any taxing or governmental authority; or

             (J) made any change in its tax reporting policies, methods or practices with respect to the Business.

      7.6    TITLE TO AND CONDITION OF PROPERTIES AND ASSETS

Sellers have good and marketable title in and to all the Assets, including, without limitation, (i) all those used in the operation of the Business and (ii) those reflected in the Offering Memorandum (except as sold or otherwise disposed of in the ordinary course of business subsequent to the date thereof), and the Assets constitute all the assets and properties necessary and sufficient for Buyer to conduct the Business after the Closing Date is substantially the same manner and fashion as they are currently conducted by

Sellers and/or Shareholders. The Assets are subject to no mortgage, pledge, conditional sales contract, lien, security interest, right of possession in favor of any third party, claim, or other encumbrance, except the lien of current taxes not yet due and payable. Subsequent to December 31, 2000, no Seller or Shareholder has sold or disposed of any of the Assets or obligated itself to do so except in the ordinary course of business. To the best knowledge of Sellers and Shareholder, the facilities, machinery, furniture, office and other equipment included in the Assets are in good operating condition and repair, subject only to ordinary wear and tear, and the operation of the Business is not in violation of any material ordinance, regulation, building, zoning, environmental or other law or regulation applicable to the Business.

        7.7    CERTAIN PROPERTIES

Schedule 7.7 sets forth all real estate owned by any Seller and all personal property and real estate leased to any Seller in each case included in the Assets and specifies, in the case of real estate, the location of each property, the use of the facility thereon, the name of the owner or the names of the lessor and the lessee, the square footage of improvements and the acreage of land. Sellers have delivered to Buyer (i) a copy of each deed or lease by which any Seller(s) and/or Shareholder(s) acquired title to or its interest in the real estate described in Schedule 7.7, (ii) a copy of all title abstracts and title insurance policies Sellers have obtained and which are currently in effect for the real estate described in Schedule 7.7, (iii) a copy of the most recent survey or surveys any Seller(s) and/or Shareholder(s) has for the real estate described in Schedule 7.7, (iv) a copy of all certificates of occupancy for the improvements on the real estate described in Schedule 7.7 and a copy of any variance granted with respect to any of such real estate described in Schedule
7.7 pursuant to applicable zoning laws or ordinances and (v) a copy of each lease by which any Seller(s) and/or Shareholder (s) acquired their interest in the personal property described in Schedule 7.7 of which documents are true and complete copies thereof (translated into English if the original thereof is in a foreign language) as in effect of the date hereof. No Seller or Shareholder has received any written notice from any governmental agency, board, bureau, body, department or authority of any United States or foreign jurisdiction, with respect to the use of any of the real estate described in Schedule 7.7. There is no easement, right-of-way agreement, license, sublease, occupancy agreement, or like instrument with respect to any of the real estate described in Schedule
7.7. Each lease pursuant to which any Seller(s) and/or Shareholder(s) leases any real or personal property described in Schedule 7.7 is in full force and effect and is valid and enforceable in accordance with its terms. There is not under any such lease any default by any Seller(s) and/or Shareholder(s), or any event that with notice or lapse of time or both would constitute such a default by any Seller(s) and/or Shareholder(s) and with respect to which such Seller(s) and/or Shareholder(s) has not taken adequate steps to prevent such default from occurring; all of such events, if any, and the aforesaid steps taken by each Seller are set forth in Schedule 7.7. To the best knowledge of the Sellers and Shareholders, there is not under any such lease any default by any other party thereto or any event that with notice or lapse of time or both would constitute such a default thereunder by such party.

        7.8    TAX RETURNS

All tax and information returns required to have been filed prior to the date of this Agreement by Sellers and/or the Shareholders with any governmental agency, board, bureau, body, department or authority of any United States or foreign jurisdiction have been duly filed, and each such return correctly reflects the income, franchise, sales, use or other tax liability and all other information required to be reported thereon, and Sellers and/or Shareholders have paid or accrued all income, franchise, sales, use, and other taxes due by them as reflected on said returns. Sellers have not (i) agreed to any extension of the statute of limitations, or (ii) incurred any tax liability related to the Business as a result of any transaction not in the ordinary course of business.

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

        7.9  CONTRACTS

No Seller or Shareholder is a party to any of the following types of agreements or instruments relating to the Business, whether written or oral:

             (A)    any contract with any labor union;

             (B) any employment or consulting contract or other contract for services relating to the Business involving a payment of more than $25,000 annually;

             (C) any lease whether as lessor or lessee with respect to any property, real or personal involving a payment of more than $25,000 annually;

             (D)    any loan agreement or instrument relating to any debt;

             (E) any contract of purchase or sale involving more than $100,000;

             (F)    any contract with any agent, dealer or distributor;

             (G) any standby letter of credit, guarantee or performance bond and involving more than $ 100,000;

             (H) any contract or agreement restricting the ability of any person (including, but not limited to, any Shareholder) from freely engaging in the Business or competing anywhere in the world;

             (I) any contract relating to the lease of exhibition, trade show or exposition space whether as lessor, sublessor or lessee;

             (J) any contract not made in the ordinary course of business involving more than $ 25,000; or

             (K) any other contract, except insubstantial contracts for supplies or services not involving more than $25,000 and which can be terminated upon one year's notice without cost.

Except as set forth in Schedule 7.9, no Seller or Shareholder is a party to any contract with any governmental authority that relates to the Business or that, individually or in the aggregate, would have a MAE. Each contract or other agreement listed in Schedule 7.9 is in full force and effect and is valid and enforceable by the applicable Seller(s) and/or Shareholder(s) in accordance with its terms. No Seller or Shareholder, or, to the best knowledge of Sellers and the Shareholders, any other party is in default in the observance or the performance of any term or obligation to be observed or performed by such party under any contract listed in Schedule 7.9. To the best knowledge, of Sellers and the Shareholders, no other person is in default in the observance or the performance of any term or obligation to be observed or performed by such party under any material contract with any Seller relating to the Business. Neither Seller nor any Shareholder knows of any bid or contract proposal made by any Seller that, if accepted or entered into, might result in a loss to Sellers with respect to the Business. Sellers have delivered to Buyer true and complete copies of all contracts listed in Schedule 7.9 as in effect on the date hereof.

        7.10 LITIGATION

There are no actions, suits, proceedings, mediations, arbitrations or investigations, either at law or in equity, or before any commission or other administrative authority in any U.S. or foreign jurisdiction, of any kind now pending or, to the best knowledge of Sellers and the Shareholders, threatened or proposed in any manner, or, to the best knowledge of Sellers and the Shareholders, any circumstances which should or could reasonably form the basis of any such action, suit, proceeding or investigation, involving any Seller or any Shareholder or any of their properties or assets that (i) if asserted and decided adversely to Sellers or any Shareholder, could, individually or in the aggregate, have a MAE, or (ii) questions the validity of this Agreement or the transaction contemplated hereby, or (iii) seeks to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by any Seller or any Shareholder under this Agreement. There is no arbitration proceeding pending or, to the best knowledge of Sellers and the Shareholders, threatened in any manner under any agreement or otherwise. None of Sellers or the Shareholders or any of their properties or assets is subject to any judicial or administrative judgment, order, decree or restraint.

        7.11   TRADEMARKS AND OTHER INTELLECTUAL PROPERTY

Except as set forth in Schedule 7.11, and excluding copyright licenses executed prior to January 1, 2000, no Seller(s) and/or Shareholder(s) owns any copyright, registered trademark or trade name, nor has any license to use any copyright, trademark or trade name been issued to it, nor does any Seller and/or Shareholder use any copyright, registered trademark or registered trade name in connection with the operation of the Business, including without limitation, the operation of tradeshows. Each of the registered trademarks and registered trade names listed on Schedule 7.11 has been validly issued and is owned by the applicable Seller(s) and/or Shareholder(s) and they have the exclusive rights to use all such copyrights, registered trademarks and registered trade names in the Business. Sellers and the Shareholders collectively own or have the right to use and can transfer to Buyer such ownership or right to use all copyrights, trademarks, trade names, know-how, trade secrets, and other proprietary rights necessary to conduct the Business and Sellers and Shareholders do not know of any claim, or any basis of any claim, that any of them has infringed any patent, copyright, trademark, trade name, know- how, trade secret or other proprietary right of any other person. Sellers and Shareholders do not know of any potential claim of infringement of any patent, copyright, trademark, trade name, know-how, trade secret or other proprietary right of any other person that has not been asserted but that, if asserted, would have, individually or in the aggregate, a MAE.

        7.12   COMPLIANCE WITH LAWS

Each of the Sellers and the Shareholders have complied with and is in compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees (including any applicable bulk sales laws) applicable to it or any of its properties, assets, operations and businesses, relating to the Business and there does not exist any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree except such defaults or violations, if any, that, individually or in the aggregate, do not and would not have a MAE. No Seller or Shareholder has received any opinion or memorandum or legal advice from any legal counsel to the effect that it is exposed to any liability or disadvantage that, individually or in the aggregate, is or may have a MAE. Each of the Sellers and the Shareholders is in compliance with (i) all applicable requirements of all United States and foreign governmental authorities with respect to environmental protection, including, without limitation, regulations establishing quality criteria and standards for air, water, land and hazardous materials, (ii) all applicable requirements of the Occupational Safety and Health Act of 1970 within the United States and comparable workplace-safety laws of all other jurisdictions and all rules, regulations and orders thereunder and (iii) all applicable laws and related rules and regulations of all United States and foreign jurisdictions affecting labor union activities, civil rights or employment, including without limitation, in the United States, the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Equal Employment Opportunity Act of 1972, the Employee Retirement Income Security Act of 1974, the Equal Pay Act and the National Labor Relations Act in each case relating to the Business.

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

        7.13   ENVIRONMENTAL MATTERS

Each of the Sellers and the Shareholders has complied with and is in compliance with all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees applicable to or relating to environmental protection including, without limitation, standards relating to air, water, land and the generation, storage, transportation, treatment or disposal of solid wastes and hazardous wastes, except where such noncompliance would not individually, or in the aggregate, have a MAE. Each of the Sellers has obtained and adhered to all necessary permits and other approvals, including interim status under the Federal Solid Waste Disposal Act, necessary to store, dispose of and otherwise handle hazardous wastes and has reported, to the extent required by all federal, state, local and foreign statutes, laws, ordinances, regulations, rules, permits, judgments, orders and decrees, all past and present sites owned and operated by Sellers where hazardous wastes have been treated, stored or disposed of, except where the failure to so obtain, adhere or report, that would not individually, or in the aggregate, have a MAE None of the Sellers and the Shareholders knows of any location on any of the property included in the Assets where hazardous wastes or other harmful substances have entered or are likely to enter into the soil or groundwater. Sellers know of no on-site or off-site location to which Sellers have transported hazardous wastes or arranged for the transportation of hazardous wastes, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against Sellers, Shareholders or Buyer for any cleanup cost, remedial work, damage to natural resources or personal injury, including, but not limited to, claims under the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

        7.14   GOVERNMENTAL AUTHORIZATIONS AND REGULATIONS

Schedule 7.14 lists all licenses, franchises, permits and other governmental authorizations held by any Seller or Shareholder (or combination thereof) material to the conduct of the Business. Such licenses, franchises, permits and other governmental authorizations are valid, and no Seller or Shareholder has received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. Sellers and the Shareholders collectively hold all licenses, franchises, permits and other governmental authorizations the absence of any of which could have, individually or in the aggregate, a MAE. The Business has not been, is not being conducted, and none of the Assets are owned or are being used, in violation of any material statute, law, ordinance, regulation, rule or permit of any governmental entity or any judgment, order or decree.

        7.15   SEC AND ANTITRUST FILINGS

No Seller or Shareholder has ever issued any security covered by a registration statement filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, and no security issued by any of them has ever been registered pursuant to the Securities Exchange Act of 1934, as amended. No Seller or Shareholder has purchased or sold any security of which it or any affiliate was the issuer at any time when the information publicly available relating to it, at the time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact or omitted to state any material fact necessary in order to make the statements made therein not false or misleading. No party is required to file a notification or a report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR") or any other antitrust law in respect of any action pursuant to or contemplated by this Agreement and the Business does not constitute a partnership for purposes of HSR.

        7.16   EMPLOYEE BENEFIT PLANS AND OTHER ARRANGEMENTS

               (A)  DISCLOSURE

Schedule 7.16 lists all employee benefit plans (as defined in Section 3(3) of ERISA and all bonus pay, stock option, restricted stock, deferred and incentive compensation, supplemental retirement, stock purchase, severance, vacation pay, sick pay, fringe benefit or other plans, programs or arrangements relating to the Business, to which any Seller contributes, has an obligation to contribute, maintains or sponsors (the "Benefit Plans"). Each of the Benefit Plans has been administered in compliance with its terms and all filing, reporting, disclosure, funding and other applicable requirements of ERISA and the Code. Sellers have furnished Buyer with true and correct copies of (i) all Benefit Plans, (ii) each summary plan description and summary of material modification, (iii) the most recently filed IRS Form 5500 and (iv) the most recently received IRS determination letter.

                 (B)      QUALIFIED RETIREMENT PLANS

None of the Benefit Plans which is a "pension plan" (as defined in Section 3() of ERISA (the "Pension Plans") is a multi-employer plan as defined in Section 3(37) of ERISA, or is subject to the requirements of Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. Each Pension Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified, and no fact or event has occurred since the date of such determination letter that would adversely affect the qualified status of any such Pension Plan. No Seller or Shareholder has incurred any liability for any penalty or tax under Section 4971, 4072, 4075, 4979 or 4980 of the Code or Section 502 of ERISA.

                 (C)      WELFARE BENEFIT PLANS

Each of the Benefit Plans which is a "welfare plan" (as defined in Section 3(1) of ERISA) (the "Welfare Plans") has at all times been in compliance with the provision of Section 4980B of the Code any applicable state continuation coverage laws. None of the Welfare Plans, nor any Seller or Shareholder provides or promises post-retirement health, life or other welfare benefits to current employees or retirees (or their spouses or dependents), except as required by
Section 4980B of the Code or other applicable law.

                 (D)      OTHER

No Seller or Shareholder has incurred any liability under Title IV of ERISA relating to the Business including, without limitation, any liability in connection with the termination, or reorganization of any pension plan subject to Title IV of ERISA, or withdrawal from any multiemployer plan, and no fact or event exists which could reasonably be expected to give rise to any such liability. All contributions, premiums, or payments required to be made with respect to any Benefit Plan have been made on or before their due date.

        7.17     CERTAIN TRANSACTIONS

There is no transaction, and no transaction now proposed, relating to the Business to which any Seller or Shareholder was or is to be a party and in which any director or officer of any Seller or any person owning of record or beneficially more than l0 percent of the outstanding capital stock of any class of or other equity interest in any Seller or any associate of any such person had or has a direct or indirect material interest.

        7.18     FOREIGN CORRUPT PRACTICES ACT

No Seller or Shareholder nor any director, officer, agent, employee or other person associated with or acting on behalf of any of them has used any corporate funds for any unlawful contribution, gift, entertainment or other expense relating to political activity or made any direct or indirect unlawful payment to any U.S. or foreign government official or employee from corporate funds or violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or paid or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment, in each case relating, directly or indirectly, to the Business.

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

        7.19     ACCOUNTING PRACTICES

The books and records relating to the Business are, in all material respects, accurate and reflect the assets of the Business and have been maintained in accordance with internal accounting controls that provide reasonable assurance that (i) transactions are executed with management's authorization, (ii) for the Business transactions are recorded as necessary to permit preparation of financial statements and to maintain accountability for the assets , (iii) access to the assets of the Business is permitted only in accordance with management's authorization of the Business , and (iv) the reported accountability of the assets of the Business is compared with existing assets of the Business at reasonable intervals.

        7.20     MINUTE BOOKS

B.C.R.'s minute books contain complete and accurate records of all meetings and other corporate actions of its stockholders and Boards of Directors and committees thereof relating to or affecting the Assets or the Business.

        7.21     INSURANCE

The Assets are insured for the benefit of Sellers, in amounts deemed adequate by Sellers and Shareholders, against all risks usually insured against by persons operating similar properties or conducting similar operations in the localities where such properties are located or such operations are conducted under valid and enforceable policies issued by insurers of recognized responsibility.
Schedule 7.21 lists all such policies. Sellers have delivered to Buyer true and complete copies of all such policies as in effect on the date hereof.

        7.22     CERTAIN DISCLOSURES

Schedule 7.22 contains a list of all exhibitors for the Business for the fiscal years ending December 31, 2000 and December 31, 2001 through the date hereof.

        7.23     BROKERS

Except as set forth in Schedule 7.23, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Sellers and the Shareholders directly with Buyer and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the parties or the Assets for any finder's fee, brokerage commission or like payment.

        7.24     CONDUCT OF BUSINESS

The Business has been operated during the fiscal year ending December 31, 2001 in the same manner as it was during the fiscal year ended December 31, 2000, and will continue to be so operated until Closing.

        7.25     EBITDA CALCULATIONS

The Year 2000 EBITDA set forth in the Offering Memorandum is accurate in all material respects and the estimated Year 2001 EBITDA set forth in the Offering Memorandum was determined by the Sellers and Shareholders in good faith based on assumptions and information believed reasonable. Sellers and Shareholders understand and agree that such EBITDA amounts are subject to adjustment pursuant to an audit that will determine the actual Base Purchase Price.

        7.26     NO UNTRUE STATEMENTS

No statement by any Seller or Shareholder contained in this Agreement or any Schedule hereto and no written statement contained in any certificate or other document required to be furnished by any Seller, Shareholder or any officer, employee, counsel or other agent of any of them to Buyer pursuant to or in connection with this Agreement, including without limitation, the Offering Memorandum, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

8       REPRESENTATIONS AND WARRANTIES BY BUYER

Buyer represents and warrants to the Sellers and Shareholders as follows:

        8.1      CORPORATE ORGANIZATION

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on the business now being conducted by Sellers and to acquire and own and operate the Assets and the Business.

        8.2      AUTHORIZATION OF AGREEMENT; NO VIOLATION

Buyer's Board of Directors has duly authorized the execution and delivery of this Agreement and the purchase and the consummation of the other transactions contemplated hereby. Buyer has delivered to Sellers a true and complete copy, certified by its Secretary, of the resolutions, which have been duly adopted by its Board of Directors authorizing such execution and delivery and such purchase and the consummation of such other transactions. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. Neither the execution, delivery or performance of this Agreement by Buyer nor the consummation of any of the transactions contemplated hereby (i) will violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer or (ii) will result in any breach of or default under any provision of any contract or agreement of any kind to which Buyer is a party or by which Buyer is bound or to which the properties or assets of Buyer are subject. Buyer has delivered to Sellers copies of its Certificate of Incorporation and all amendments thereto and a copy of its Bylaws, which are true and complete copies of such instruments as in effect on the date of this Agreement. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

        8.3      LITIGATION

There are no actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States or foreign jurisdiction, of any kind now pending or threatened or proposed in any manner, or any circumstances which should or could reasonably form the basis of any such action, suit, proceeding or investigation, involving Buyer or any of its properties or assets that (i) questions the validity of this Agreement or (ii) seeks to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by Buyer under this Agreement.

        8.4      BROKERS

Except as set forth in Schedule 8.4, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer directly with Sellers and Shareholders and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the parties for a finder's fee, brokerage commission or like payment.

        8.5      INTENT TO GROW THE BUSINESS

Buyer intends to grow the Business, including its revenue and EBITDA, to a revenue margin, consistent with the growth of the other businesses of the Parent, subject to economic conditions generally and in the information technology industry in particular, technological changes and developments, competition and other factors which the Buyer may or may not be able to control.

        8.6      NO UNTRUE STATEMENTS

No statement by Buyer contained in this Agreement and no written statement contained in any certificate or other document required to be furnished by any officer, employee, counsel or other agent of Buyer to Sellers or Shareholders pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

9       COVENANTS OF SELLERS AND SHAREHOLDERS

Each Seller and Shareholder covenants and agrees with Buyer as follows; provided, however, that to the extent any covenant relates to (i) a Seller or Shareholder, each Seller and Shareholder shall be deemed to have agreed to such covenant solely with respect to itself and the Seller it owns or the Shareholder that owns it, as applicable, and such Seller and Shareholder shall be jointly and severally liable with respect thereto, and (ii) any other covenant, each Seller and the Shareholder that owns it shall be collectively liable for only 50% of any damages or other liability arising out of a breach of such covenant (although they will be jointly and severally liable for such 50%).

        9.1      ACCESS, INFORMATION AND DOCUMENTS

Pending the Closing, Sellers and Shareholders will give to Buyer and to its agents and representatives (including, but not limited to, accountants, lawyers and appraisers) full and complete access during normal working hours to any and all of the properties, assets, books, records and other documents of Sellers to enable Buyer to make such examination of the business, properties, assets, books, records and other documents of Sellers and Shareholders as Buyer may determine, and Sellers and Shareholders will furnish to Buyer such information and copies of such documents and records as Buyer shall reasonably request. As part of such examination Buyer may, upon prior notice to Sellers, make such inquiries of such persons having business relationships with Sellers (including, but not limited to, exhibitors, licensees and customers) as Buyer shall determine and Sellers and Shareholders shall cooperate fully with Buyer in connection therewith; provided, however that Sellers may require that Sellers be present during any such inquiries.

        9.2      CONDUCT OF BUSINESS PENDING CLOSING

From the date hereof until the Closing, except as consented to by Buyer in writing:

                 (A) Each Seller will maintain itself at all times as a corporation or sole proprietorship duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is incorporated;

                 (B) Sellers and Shareholders will conduct the business and operations of the Business in a good and diligent manner on an arm's-length basis and substantially in the manner carried on as of the date hereof and Sellers will not engage in any activity or transaction or make any commitment to purchase or

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
                        spend other than in the ordinary course of its business as heretofore conducted; provided, however, without the written consent of Buyer, Sellers will not make any commitment to purchase or spend involving $ 50,000 or more;

                 (C) Sellers and Shareholders will not declare, authorize or pay any distribution or dividend to the Shareholders and Sellers and Shareholders will not redeem, purchase or otherwise acquire, or agree to redeem, purchase or otherwise acquire or agree to redeem purchase or otherwise acquire, any shares of its stock;

                 (D) Sellers and Shareholders will not pay or obligate themselves to pay any compensation, commission or bonus to any director, officer, employee or independent contractor as such, except for the regular compensation and commissions payable to such director, officer, employee or independent contractor at the rate in effect on the date of this Agreement;

                 (E) Sellers will continue to carry insurance insuring the Assets and Business, in amounts reasonably deemed adequate by their managements, against all risks usually insured against by persons operating similar properties or conducting similar operations in the localities where such properties are located or such operations are conducted under valid and enforceable policies issued by insurers of recognized responsibility;

                 (F) Sellers and Shareholders will use their best efforts to preserve the Business intact, to keep available to Buyer the services of its employees (and to compensate such employees consistent with past practices) and independent contractors and to preserve for Buyer its relationships with exhibitors, advertisers, customers, attendees, suppliers, licensees, distributors, and customers and others having business relationships with it; provided, however that nothing herein shall give any employee the right to become an employee of Buyer for any specific time after the Closing Date;

                 (G) Sellers and Shareholders will not, and will not obligate themselves to, sell or otherwise dispose of or pledge or otherwise encumber any of the Assets except in the ordinary course of business and Sellers and Shareholders will maintain their facilities, machinery and equipment related to the Business in good operating condition and repair, subject only to ordinary wear and tear;

                 (H) Each Seller or Shareholder, as applicable, will not amend its Articles of Incorporation or Bylaws;

                 (I) Sellers and Shareholders will not, with respect to the business, engage in any activity or transaction other than in the ordinary course of its business as heretofore conducted;

                 (J) Without limiting the foregoing, Sellers and Shareholders will consult with Buyer regarding all significant developments, transactions, and proposals relating to the Business or the Assets;

                 (K)    Sellers and Shareholders will keep in full force and

                        effect all material rights, franchises, intellectual property rights and goodwill relating or pertaining to the Business;

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
                 (L) Sellers and Shareholders will maintain the books, accounts and records pertaining to the Business consistent with past practices;

                 (M) Sellers and Shareholders will promptly inform the Buyer in writing of any variances from the representations and warranties contained in Article 7;

                 (N) Sellers and Shareholders will not enter into any contract, agreement or commitment without the prior consent of Buyer which, if entered into prior to the date of this Agreement, would be required to be disclosed on one or more Schedules referred to in
                        Article 7, except for contracts entered into in the regular course of business (i) for speakers and instructors and (ii) relating to the leasing of exhibition, trade show or exposition space, as lessor;

        9.3      FINANCIAL STATEMENTS AND CERTIFICATE

The Sellers have prepared and delivered to Buyer (i) unaudited statements of income, on a combined basis, of the Business and the other businesses operated by B.C.R. (the "B.C.R. Business") for the quarters ending September 30, 2000, December 31, 2000, March 31, 2001 and June 30, 2001 and (ii) an unaudited pro forma balance sheet of the Business as of August 31, 2001, a copy of which is attached to Schedule 9.3(the "Unaudited Balance Sheet"). As soon as possible but in no event later than sixty (60) days following the Closing, Sellers will prepare and deliver to Buyer (i) a balance sheet of the Business and the related statements of income, retained earnings and cash flows (the "Audited Balance Sheet") of the Business prepared in accordance with GAAP as at December 31, 2000 (the "Audited Balance Sheet Date") and for the year then ended audited by Certified Public Accountants selected by Buyer (the "Selected CPA") and accompanied by a signed copy of the audit report thereon by the Selected CPA and
(ii) unaudited balance sheets and related statements of income, retained earnings and cash flows of the Business for the quarters ending March 31, 2000, June 30, 2000, September 30, 2000, December 31, 2000, March 31, 2001 and June 30, 2001, (the "Unaudited Quarterly Statements"), all of which shall be in form and substance satisfactory to Buyer. Sellers and Shareholders will deliver to Buyer at the time of the delivery to Buyer of the Audited Balance Sheet a certificate executed by each Shareholder and each Seller in which each shall represent and warrant to Buyer that:

                 (A) the Audited Balance Sheet presents fairly and accurately, in all material respects, the financial position of the Business as of the Audited Balance Sheet Date and the results of its operations and its cash flows for the year then ended in conformity with GAAP consistently applied;

                 (B) to the best of Sellers' and Shareholders' knowledge, the provision for uncollectible accounts set forth in the Audited Balance Sheet are adequate;

                 (C) as at December 31, 2000, there was no material liability that should properly be reflected or reserved against in a financial statement prepared in conformity with GAAP which is not fully reflected or reserved against in the Audited Balance Sheet;

                 (D) there are no matters of material importance relating to the condition (financial or otherwise), operations or business (based upon the present or future conduct of the present Business), properties, assets or liabilities of the Business required by GAAP to be reflected or reserved against in the Audited Balance Sheet which are not reflected or reserved against in the Audited Balance Sheet in accordance with GAAP;

                 (E) the Sellers have good and marketable title to all of their properties and assets reflected in the Audited Balance Sheet (except as sold or otherwise disposed of

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

                        in the ordinary course of business since the date of such Audited Balance Sheet), subject to no mortgage, pledge, conditional sales contract, lien or other encumbrance, except the lien of current taxes not yet due and payable; and

                 (F) neither Sellers nor Shareholders know of any question relating to any of the tax or information returns of Sellers which if determined adversely to Sellers would result in the assertion of any tax deficiency against the Buyer.

        9.4      AUDIT EXPENSES

Buyer and Sellers shall each pay fifty percent (50%) of the fees paid to the Selected CPA for preparing the Unaudited Quarterly Statements. Sellers shall pay for the audit of the Business as of December 31, 2000 and for the year then ended, and Buyer shall pay for the audit of the Business as of December 31, 2001 and for all subsequent years and for the years then ended.

        9.5      CONSENTS AND APPROVALS

Each Seller and Shareholder shall use its commercially reasonable efforts to obtain prior to the Closing all consents, authorizations, and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by it in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

        9.6      NO SOLICITATION OF OFFERS

Until the earlier of Closing or termination of this Agreement, none of the Sellers or Shareholders shall, directly or indirectly, through any officer, director, employee, agent or otherwise, (i) solicit, initiate or encourage the submission of proposals or offers from any person relating to any acquisition or purchase of the Assets or the Business (an "Acquisition Proposal"), or (ii) participate in any discussion or negotiation regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with or assist, facilitate or encourage, any Acquisition Proposal by any other person.

        9.7      USE OF DATABASES

Sellers, Goldstone and McQuillan acknowledge and agree that all databases (the "Databases") consisting of lists of exhibitors, conference and tradeshow attendees, customers, suppliers and other information previously utilized by the Business are Assets transferred to the ownership of Buyer pursuant to the terms of this Agreement. Sellers, Goldstone and McQuillan shall not utilize the Databases for any business directly or indirectly in competition with the Business or sell, rent, assign, sublicense, or otherwise convey their interest in the Databases to or permit the use of the Databases by any third parties.

        9.8      USE OF SELLERS' ASSETS

So long as Buyer conducts any of its operations at the address of Sellers' principal executive office, Sellers, Goldstone and McQuillan shall grant Buyer a perpetual non-revocable license and permission to continue to use any assets previously utilized in connection with the Business (but not transferred by the terms of this Agreement) in a manner consistent with past practice.

        9.9      COOPERATION IN PREPARATION OF FINANCIAL STATEMENTS

Sellers, Goldstone and McQuillan shall cooperate with Buyer's accountant in the preparation of quarterly audited and unaudited financial statements for the Business for the periods preceding the Closing Date as such financial statements may be required by applicable state and federal securities laws.

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

10      COVENANTS OF BUYER

        10.1     CONSENTS AND APPROVALS

Buyer shall use its best efforts to obtain prior to the Closing all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees, and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Buyer in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby.

        10.2     JOINT MARKETING EFFORTS

The Buyer shall cooperate with the Sellers in joint marketing efforts to be mutually agreed upon for the Business, including access and use of the Parent's marketing resources, mailing lists, general promotion of the Business and cross-promotion at the Parent's Networld-Interop ("N+I") show in Atlanta, Georgia (e.g., e-mails, show daily, show guide, possible N+I discount to attend the events sponsored by the Business, public relations and, web site promotions. The Buyer shall charge the Business for this joint marketing activity based upon its actual in-house costs.

        10.3     EMPLOYEE BENEFIT MATTERS

For purposes of determining eligibility to participate, vesting and entitlement to benefits where length or tenure of service is relevant under any benefit plan or arrangement (other than a defined benefit plan or stock option plan) of Buyer or any of its affiliates, all employees of the Sellers that are employed by Buyer or any of its affiliates for a period commencing on the Closing Date and ending three months thereafter (the "Continuing Employees") shall receive service or tenure credit with respect to Buyer's and its affiliates' benefit plans to the same extent such credit would have been granted if such employees had been employed by Buyer or its affiliates rather than Sellers during such employees' continuous tenure or service with Sellers prior to the Closing Date. Buyer shall provide benefits to the Continuing Employees that are comparable to the benefits provided to similarly situated employees of Parent. Notwithstanding the foregoing, the parties acknowledge and agree that Buyer shall have no obligation to increase the number of benefit plans nor (except with respect to tenure and service credits for Sellers' employees) modify the Buyer's existing benefit plans. The Buyer's health benefit plans for each Continuing Employee shall commence on the date of employment of such Continuing Employee.

11      CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO SELL THE ASSETS

The obligation of Sellers to sell the Assets is subject to the fulfillment prior to or at the Closing of the following conditions:

        11.1     BUYER'S PERFORMANCE

There shall not be any material error, misstatement or omission in the representations and warranties made by Buyer in this Agreement; all representations and warranties by Buyer contained in this Agreement or in any written statement delivered by Buyer to Sellers or any Shareholder pursuant to this Agreement shall be true when made and at and as of the Closing as though such representations and warranties were made at and as of said time (except (i) as contemplated by this Agreement and (ii) to the extent, if any, any Sellers and any Shareholder shall waive the same); and Buyer shall have performed and complied with all the terms, provisions, and conditions of this Agreement to be performed and complied with by Buyer at or before the Closing.

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
        11.2     CONSENTS AND APPROVALS

Except as provided in Schedule 11.2, Buyer shall have obtained all consents, authorizations and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

        11.3     EMPLOYMENT AGREEMENT

Buyer shall have executed an Employment Agreement with Goldstone on substantially the terms set forth in Exhibit G (the "Goldstone Employment Agreement").

        11.4     CONSULTING AGREEMENT

Buyer shall have executed a Consulting Agreement with McQuillan on substantially the terms set forth in Exhibit H (the "McQuillan Consulting Agreement").

        11.5     NO ADVERSE PROCEEDINGS

No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby provided, however, that Buyer, Sellers and Shareholders shall use their best efforts to prevent any such rule, regulation, injunction, decree or other order, and to appeal as promptly as possible any injunction, decree or other order that may be entered.

        11.6     ESCROW AGREEMENT

Buyer and Escrow Agent shall have executed the Escrow Agreement.

        11.7     OTHER

Each of the Sellers and Shareholders shall have received all of the items required to be delivered to them pursuant to Section 4.2.

        11.8     SIMULTANEOUS CLOSING OF B.C.R. TRANSACTION

The separate Asset Purchase Agreement dated as of the date hereof among the Buyer, Parent, B.C.R. and Goldstone (the "B.C.R. Agreement") shall have been, or shall simultaneously be, consummated.

12     CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO PURCHASE THE ASSETS

The obligation of Buyer to purchase the Assets is subject to the fulfillment prior to or at the Closing of the following conditions:

        12.1     SELLERS' AND SHAREHOLDERS' PERFORMANCE

All representations and warranties by any Seller or each Shareholder contained in this Agreement or in any written statement delivered by each Seller or each Shareholder to Buyer pursuant to this Agreement shall be true and correct when made at and as of the Closing as though such representations and warranties were made at and as of said time (except (i) as contemplated by this Agreement and (ii) to the extent, if any, Buyer shall waive the same); and each Seller and Shareholder shall have performed and complied with all the terms, provisions and conditions of this Agreement to be performed and complied with by such Seller and Shareholder at or before the Closing.

        12.2     OPINION OF MCQUILLAN COUNSEL

Buyer shall have received an opinion, dated the Closing date, of Hale & Dorr, LLP, counsel for McQuillan and MQV, in form and substance reasonably satisfactory to Buyer, to the effect, that (the "H&D Opinion"):

                 (A) This Agreement and each instrument of sale, conveyance, assignment, transfer, and delivery referred to in
                        Section 4.1 is a valid and binding obligation of McQuillan, as an individual and doing business as MQV, enforceable against him in accordance with its terms, except (a) as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors' rights, (b) that the granting of specific performance is subject to the discretion of a court of equity, and (c) with respect to any provision contained in this Agreement relating to noncompetition or nonsolicitation;

                 (B) Neither the execution, delivery or performance of this Agreement nor consummation of any of the transactions contemplated hereby (i) will result in any breach of or default under any provision of any contract or agreement of any kind to which McQuillan, as an individual and doing business as MQV is a party or by which McQuillan, as an individual or doing business as MQV, is bound or to which any property or asset owned by him is subject and is listed on Schedule 7.9 or (ii) is prohibited by or requires McQuillan, as an individual or doing business as MQV, to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person known to us;

                 (C) No authorization, approval or consent of, or any action by, any United States federal or state court or regulatory authority or by any court or regulatory authority of any foreign jurisdiction that has not been obtained or taken is required for the execution, delivery or performance of this Agreement by McQuillan, as an individual and doing business as MQV,including the sale of the Assets; and;

                 (D) Such counsel knows of no litigation, proceeding or investigation pending, or threatened involving McQuillan, as an individual and doing business as MQV, or the Assets or the Business or which questions the validity of this Agreement or any action taken or to be taken by McQuillan,,as an individual and doing business as MQV, under this Agreement

        12.3     OPINION OF B.C.R. COUNSEL

Buyer shall have received an opinion, dated the Closing date, of Nagle & Higgins, P.C., counsel for B.C.R. and Goldstone, in form and substance reasonably satisfactory to Buyer, to the effect, that (the "B.C.R. Opinion"):

                 (A) B.C.R. is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the corporate power and authority to carry on its business as now being conducted and to own and operate the property and assets now owned and being operated by it;

          (B) Goldstone, as trustee under the Trust, owns all of the issued and outstanding shares of stock of B.C.R.;

          (C) This Agreement and each instrument of sale, conveyance, assignment, transfer, and delivery referred to in Section 4.1 is a valid and binding obligation of Goldstone and B.C.R. enforceable against them in accordance with its terms, except (a) as the same may be limited by bankruptcy, insolvency, reorganization or other laws or equitable principles relating to or affecting the enforcement of creditors' rights and (b) that the granting of specific performance is subject to the discretion of a court of equity, and (c) with respect to any provision contained in this Agreement relating to noncompetition or nonsolicitation;

          (D) All corporate proceedings required to be taken by B.C.R. at or before the Closing in connection with this Agreement and the transactions contemplated hereby have been duly taken;

          (E) Neither the execution, delivery or performance of this Agreement nor consummation of any of the transactions contemplated hereby
               (i) will result in any breach of or default under any provision of any contract or agreement of any kind to which Goldstone or B.C.R. is a party or by which Goldstone or B.C.R. is bound or to which any property or asset of any of them is subject and is listed on Schedule 7.9, or (ii) is prohibited by or requires Goldstone or B.C.R. to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person known to us;

          (F) No authorization, approval or consent of, or any action by, any United States federal or state court or regulatory authority or by any court or regulatory authority of any foreign jurisdiction that has not been obtained or taken is required for the execution, delivery or performance of this Agreement by the Sellers and the Shareholders, including the sale of the Assets; and

          (G) Such counsel knows of no litigation, proceeding or investigation pending, or threatened involving Goldstone or B.C.R. or the Assets or the Business or which questions the validity of this Agreement or any action taken or to be taken by Goldstone or B.C.R. under this Agreement.

     12.4 CONSENTS AND APPROVALS

Sellers and the Shareholders shall have obtained all consents, authorization and approvals under all statutes, laws, ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Sellers or the Shareholders in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     12.5 PHYSICAL PROPERTIES

There shall have occurred no damage to or destruction or loss of (whether or not covered by insurance) any tangible personal property included in the Assets that, individually or in the aggregate, would have a MAE.

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     12.6  EMPLOYMENT AGREEMENT

Goldstone shall have executed the Goldstone Employment Agreement.

     12.7  CONSULTING AGREEMENT

McQuillan shall have executed the McQuillan Consulting Agreement.

     12.8  NO ADVERSE PROCEEDINGS

No order, decree or injunction of any court or agency of competent jurisdiction shall be in effect, and no law, statute or regulation shall have been enacted or adopted, that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby provided, however, that Buyer, Sellers and Shareholders shall use their best efforts to prevent any such rule, regulation, injunction, decree or other order, and to appeal as promptly as possible any injunction, decree or other order that may be entered.

     12.9  ESCROW AGREEMENT

Sellers and Escrow Agent shall have executed the Escrow Agreement.

     12.10 OTHER

The Buyer shall have received all of the items required to be delivered to it pursuant to Section 4.1.

13   TERMINATION

This Agreement may be terminated at any time prior to Closing as follows:

           (A)  by mutual consent of the Sellers and the Buyer;

           (B) by either the Sellers or the Buyer if the other party shall breach any of its respective representations, warranties or agreements contained in this Agreement; or

           (C) by either the Sellers or the Buyer if the transactions contemplated by this Agreement shall not have been consummated on or before September 30, 2001, (or such later date as may be agreed upon in writing by the parties hereto), provided that the terminating party has otherwise complied with all its obligations under this Agreement.

If this Agreement is terminated pursuant to Section 13, all rights and obligations of the Sellers and the Buyer hereunder shall terminate and neither party shall have any liability to the other party hereunder, except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

14   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

     14.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All statements contained in any certificate or other instrument delivered by or on behalf of any Seller or Shareholder or Buyer, respectively, pursuant to this Agreement shall be deemed representations and warranties hereunder by the party delivering such certificate or instrument. All representations, warranties, and agreements made by any Seller or Shareholder or Buyer in this Agreement or pursuant hereto shall survive the Closing for a period of eighteen (18) months beginning on the day immediately following the Closing Date; provided, however that such survival period shall not be affected by any knowledge of or investigation by the other parties; provided further, however, if a claim is properly made prior to the end of the applicable survival period, such claim shall survive until finally resolved by the parties in accordance with Section 14.5 hereof. Notwithstanding the foregoing, any representations, warranties and agreements with respect to taxes shall survive for the applicable statute of limitations and with respect to title and ownership of the Assets shall survive indefinitely. From and after the Closing Date, the remedies contemplated by this
Section 14 shall be the sole recourse of the parties hereto and their respective affiliates for all monetary damages relating to or arising, directly or indirectly, out of this Agreement or the transactions contemplated hereby (other than those specifically contemplated by the Goldstone Employment Agreement and the McQuillan Consulting Agreement), and each party hereto hereby waives any and all rights, claims, causes of action and other remedies for monetary damages such party or its affiliates may have against the other parties hereto relating to the subject matter of this Agreement (other than with respect to the Goldstone Employment Agreement and the McQuillan Consulting Agreement) other than the remedies expressly provided in this Section 14; provided, however, that notwithstanding the foregoing, nothing contained in this Agreement or otherwise shall in any way limit any claim, suit, cause of action or remedy that may be available to any party based on fraud or intentional misrepresentation; provided, however, that nothing contained herein shall limit the availability of equitable relief for violations of Section 16 and for violations of the provisions of the McQuillan Consulting Agreement and the Goldstone Employment Agreement.

     14.2 SELLER'S INDEMNIFICATION OBLIGATIONS

Subject to the terms and conditions of this Section 14.2, each Seller and Shareholder agrees to indemnify and hold Buyer, Parent, Parent's affiliates, and their respective officers, directors, employees, agents, successors and assigns harmless against and in respect of any and all damages, claims, debts, obligations, liabilities, interest, penalties, and expenses (including reasonable legal fees, expert witness fees and other expenses) (collectively, "Damages") arising out of, connected with or related to the following:

          (A) any and all debts, liabilities, and obligations arising out of or relating to the Business or the Assets of any nature, whether absolute, accrued or contingent other than the Assumed Liabilities obligations existing or incurred on or prior to the Closing Date, or arising out of any transaction or event occurring on or prior to the Closing Date;

          (B) resulting from, relating to or constituting any (i) misrepresentation or breach of warranty of any Seller or Shareholder contained in the Offering Memorandum, this Agreement or certificate or other statement to be delivered or caused to be delivered by any Seller or Shareholder pursuant to this Agreement; or (ii) failure to perform any covenant or agreement of any Seller or Shareholder contained in this Agreement or certificate or other statement to be delivered or caused to be delivered by any Seller or Shareholder pursuant to this Agreement; and

          (C) any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification.

Notwithstanding the foregoing, (i) any claim for indemnification with respect to a breach of any representation and warranty or covenant relating solely to a Seller or Shareholder may only be made against such Seller and/or Shareholder, as applicable, and they shall be jointly and severally liable for any such claim, (ii) each Seller and the Shareholder that owns it shall be collectively liable for only 50% of all other indemnification claims (although they will be jointly and severally liable for such 50%), (iii) no claim for indemnity shall be made for any breach to the extent that the Base Purchase Price has been adjusted as a result of such breach. Without limiting the foregoing, each Shareholder personally guarantees the repayment of one hundred percent (100%) of any or all of the Estimated Payment Amount to which the Seller which such Shareholder owns is not entitled pursuant to the terms of this Agreement (without any right of set off or defenses)

     14.3 BUYER'S INDEMNIFICATION OBLIGATIONS

Subject to the terms and conditions of this Section 14, Buyer agrees to indemnify and hold each of the Sellers and Shareholders and their respective affiliates, officers, directors, employees, agents, successors and assigns harmless against and in respect of any and all Damages arising out of, connected with or related to the following:

          (A) any and all debts, liabilities, and obligations arising out of or relating to the Business or the Assets of any nature, whether absolute, accrued or contingent, existing or incurred after the Closing Date or arising out of any transaction or event occurring after the Closing Date;

          (B) resulting from, relating to or constituting any (i) misrepresentation or breach of warranty of Buyer contained in this Agreement or certificate or other statement to be delivered or caused to be delivered by Buyer pursuant to this Agreement or
               (ii) any failure to perform any covenant or agreement of Buyer contained in this Agreement; or certificate or other statement to be delivered or caused to be delivered by Buyer pursuant to this Agreement; and

          (C) any and all actions, suits, demands, assessments or judgments with respect to any claim arising out of or relating to the subject matter of the indemnification.

     14.4 LIABILITY FOR TAXES.

Sellers and the Shareholders, shall be liable for, shall indemnify and hold the Buyer, Buyer's affiliates, and their respective officers, directors, employees, agents, successors and assigns harmless from and against, and shall make payment of (i) any federal, state, local or foreign income, sales, use, franchise, property, value added, license, excise, transfer, employment, occupation, pension plan, Social Security, payroll withholding, withholding or any other tax together with any penalties and interest imposed on the Buyer attributable to any tax period ending prior to or on the Closing Date (the "Pre-Closing Period"), (ii) any income taxes for a Pre-Closing Period resulting from or attributable to the transactions described in this Agreement, (iii) any income taxes for which Buyer is or may be liable under a transferee liability or similar theory, (iv) with respect to any income tax periods that began before but end after the Closing Date, income taxes imposed for the portion of such periods that are deemed to close on the Closing Date, and (v) any foreign tax attributable to any Pre-Closing Period. Notwithstanding the foregoing, each Seller and the Shareholder that owns it shall be collectively liable for only 50% of all other indemnification claims under this Section (although they will be jointly and severally liable for such 50%).

     14.5 PROCEDURE FOR INDEMNIFICATION CLAIMS

In the case of any claim or demand notice of a claim or demand of a third party that may give rise to a claim for indemnification by the Buyer or Parent or any Shareholder or Seller, or any of their related indemnified parties, as the case may be hereunder (in such capacity, the "Indemnified Party"), such Indemnified Party shall give prompt written notice of such claim, demand or circumstance (described in reasonable detail) to the party against whom indemnification may be sought hereunder (in such capacity, the "Indemnifying Party"); provided that the failure to provide such notice shall not affect the obligation of the Indemnifying Party hereunder except to the extent, if any, that the lack of prompt notice adversely affects the ability of the Indemnifying Party to defend against or diminish the losses arising out of such claim, demand or circumstance. The Indemnifying Party shall have the right to defend and to direct the defense against any such claim or demand, in its name or in the name of the Indemnified Party, as the

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

case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party unless (i) such claim or demand seeks an order, injunction or other equitable relief against the Indemnified Party or (ii) the Indemnified Party shall have reasonably concluded that there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such claim or demand. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such claim or demand. The Indemnified Party shall have the right to participate in the defense of any claim or demand with counsel employed at its own expense; provided, however, that, in the case of any claim or demand described in clause (i) or (ii) above or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense against such claim or demand, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such claim or demand which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any action in any manner that would materially and adversely affect the Indemnified Party.

     14.6 LIMITATION OF LIABILITY

In no event shall the aggregate monetary liability of Buyer under this Agreement exceed one hundred percent (100%) of the total amounts to be paid to Sellers by the Buyer for the purchase of the Assets and the Business (including the Incentive Payment, but excluding any payments made pursuant to the Goldstone Employment Agreement or the McQuillan Consulting Agreement). In no event shall the aggregate monetary liability of any Seller under this Agreement exceed one hundred percent (100%) of the total amounts paid to such Seller by the Buyer for the purchase of the Assets and the Business (including the Incentive Payment, but excluding any payments made pursuant to the Goldstone Employment Agreement or the McQuillan Consulting Agreement). No Indemnifying Party shall be liable for monetary damages arising from a misrepresentation or breach of warranty by such Indemnified Party to an Indemnified Party until and unless the aggregate monetary damages incurred by such Indemnified Party from all misrepresentations or breaches of warranty by such Indemnified Party exceeds $750,000, at which time such liability shall revert back to the full amount of any such damages provided, however that such limitation of liability shall not be applicable to any Damages arising from Sellers' defaults as set forth on Schedule 7.9 (IV) or with respect to Sellers' potential pension plan liability as referenced in
Schedule 7.16. Nothing in this Section 14.6 shall limit the availability of equitable relief for violations of Section 16 and for violations of the provisions of the McQuillan Consulting Agreement and the Goldstone Employment Agreement. Upon making any payment to an Indemnified Party for any indemnification claim pursuant to this Section 14, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights that the Indemnified Party may have against any other persons with respect to the subject matter underlying such indemnification claim and the Indemnified Party shall take such actions as the Indemnifying Party may reasonably require to perfect such subrogation or to pursue such rights against such other persons as the Indemnified Party may have; provided that no such right of subrogation shall exist unless and until the Indemnified Party's Damages with respect to the subject matter underlying such indemnified claim are paid in full. If an Indemnified Party receives payment from a third party in respect of Damages for which an Indemnifying Party has provided indemnification, then the Indemnified Party shall reimburse the Indemnifying Party to the extent of such payment (up to the amount of the indemnification provided by the Indemnifying Party).

15   SETOFF

If from time to time and at any time Buyer shall be entitled to be paid any amount under the provisions of this Agreement, Buyer shall be entitled, if it so elects, to set off such amount against the then unpaid amount of the Purchase Price. Such right of set off shall be in addition to and not in substitution of any other rights Buyer shall be entitled to under the provisions of either
Section 14 or otherwise.

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

16    NONCOMPETITION

Neither the B.C.R., Goldstone nor any of their Affiliates (as defined below) will, except as permitted by the last sentence of this paragraph, without the prior written consent of the Buyer, (a) for a period beginning on the Closing Date and ending on the later of two years after the Closing Date or termination of the employment relationship between Goldstone and Buyer, directly or indirectly, anywhere in the world engage in any promotional enterprise or activity which competes with the Business as now conducted by Sellers or the Business as conducted by Buyer as it evolves (the "Prohibited Operations"), or directly or indirectly employ, engage, contract for or solicit the services in any capacity of any person who is employed by Sellers in the operation of the Business on the date hereof; or (b) after the Closing Date, use for its own benefit or divulge or convey to any third party, any confidential information relating to the Business, including, without limitation, exhibitor, advertiser, customer, attendee and supplier lists, formulae, trade know-how, secrets, consultant contracts, pricing information, marketing plans, product development plans, business acquisition plans and all other information relating to the operation of the Business not in the public domain or otherwise publicly available. An "Affiliate" of a person or entity is any other person or entity controlled by, controlling or under common control with such person or entity. Neither McQuillan, MQV, nor any of their Affiliates will, except as permitted by the last sentence of this paragraph, without the prior written consent of the Buyer, (a) for a period beginning on the Closing Date and ending on the later of two years after the Closing Date or termination of the consulting relationship between McQuillan and Buyer, directly or indirectly, anywhere in the world engage in any Prohibited Operations, or directly or indirectly employ, engage, contract for or solicit the services in any capacity of any person who is employed by Sellers in the operation of the Business on the date hereof; or (b) after the Closing Date, use for its own benefit or divulge or convey to any third party, any confidential information relating to the Business, including, without limitation, exhibitor, advertiser, customer, attendee and supplier lists, formulae, trade know-how, secrets, consultant contracts, pricing information, marketing plans, product development plans, business acquisition plans and all other information relating to the operation of the Business not in the public domain or otherwise publicly available. Notwithstanding the foregoing, McQuillan may continue to make speeches at networking conferences and trade shows consistent with past practices. Information that enters the public domain or is publicly available loses its confidential status hereunder so long as neither the Sellers, Shareholders nor their Affiliates directly or indirectly cause such information to enter the public domain. Notwithstanding the foregoing, the Sellers, Shareholders and their Affiliates may, in the aggregate, invest in securities of any issuer engaged in Prohibited Operations if (i) such securities are listed on any national or regional securities exchange or have been registered under the Securities Exchange Act of 1934 and (ii) such investment does not exceed, in the case of any class of the capital stock of any one issuer, 5% of the issued and outstanding shares, or, in the case of other securities, 5% of the aggregate principal amount thereof issued and outstanding. Further, the Sellers, Shareholders and their Affiliates may, in the aggregate, invest any amount in securities of any issuer engaged in Prohibited Operations if revenues from the Prohibited Operations constitute less than 5% of the revenues of such issuer provided that the Prohibited Operations are transferred or terminated by such issuer as soon as practicable after the Sellers or their Affiliates acquire control of such issuer. Buyer acknowledges and agrees that Sellers and Shareholders may engage in any activity unrelated to the ownership, management or active involvement with (including, but not limited to, employment or consulting services) networking conferences and tradeshows, none of which shall constitute Prohibited Operations.

The Sellers and Shareholders acknowledge that the restrictions contained in this
Section 16 are reasonable and necessary to protect the legitimate interests of the Buyer and that any breach by the Sellers or Shareholders of any provision hereof will result in irreparable injury to the Buyer. The Sellers or Shareholders acknowledge that, in addition to all remedies available at law, the Buyer shall be entitled to equitable relief (without the necessity of posting any bond), including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, arising from such breach as may be appropriate.

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

In the event that any court or other body of competent jurisdiction determines that the duration, geographic scope, or both, of this Section 16 are unreasonable and that such provision is to that extent unenforceable, the parties hereto agree that this Section 16 shall remain in full force and effect for the greatest time period and in the greatest areas that would not render it unenforceable.

17    DISPUTE RESOLUTION

If any Seller disputes the Buyer's calculation of the Actual Payment Amount, the Incentive Payment or the Purchase Price Adjustment, such Seller shall notify the Buyer in writing (the "Dispute Notice") of each disputed item (each, a "Disputed Item"), specifying the amount thereof in dispute and setting forth, in detail, the basis for such dispute, within thirty business days of the Seller's receipt of the payment reflecting Buyer's calculation of such Disputed Item. In the event of such a dispute, each of the Buyer and the Seller shall negotiate in good faith to resolve all of the Disputed Items. If the Buyer and the Seller are unable to resolve all of the Disputed Items within twenty business days of the Buyer's receipt of the Dispute Notice, either the Buyer or the Seller may, within five business days after the end of such twenty business days, request that any unresolved Disputed Items be resolved by means of a mediation conducted pursuant to this Section 17 ("Mediation").

Any request for a Mediation shall be made in writing to an independent accounting firm of recognized national standing that is mutually agreeable to Buyer and Seller. The firm to which such request is made shall, upon agreeing in writing to resolve the Disputed Items submitted to it in accordance with the terms of this Agreement, be the "Mediator," as that term is used in this Agreement.

If the Buyer and Sellers are unable to agree upon the selection of a Mediator, then each of Buyer and Sellers may select an independent accounting firm of national prominence and such firms shall mutually agree upon the selection of a third independent accounting firm of national prominence which shall serve as the Mediator.

Upon being selected, the Mediator shall conduct a Mediation to determine, acting as an expert and not as an arbitrator with regard to each of the Disputed Items that were submitted to the Mediator whether the Actual Payment Amount, the Incentive Payment or the Purchase Price Adjustment, as the case may be, was prepared in accordance with the requirements of this Agreement and, if not, the dollar amount of any adjustment that may be required in order for the Disputed
Item in question to conform to the requirements of this Agreement. The Mediator shall make such determination subsequent to conducting the Mediation and shall set forth such determination in a written ruling, which ruling shall be rendered within 90 days of the date on which the Mediator was selected and shall be delivered to the Buyer and the Sellers. The locale of all hearings conducted by the Mediator in connection with the Mediation shall be the Los Angeles, California office of the Mediator.

The determination of the Mediator shall be final, binding, and conclusive on the Buyer and the Sellers; The fees and disbursements of the Mediator shall be allocated between the Sellers on the one hand and the Buyer on the other hand in the same proportion that the aggregate amount of such Disputed Items so submitted to the Mediator that is unsuccessfully disputed by each such party (as finally determined by the Mediator) bears to the total amount of such Disputed Items so submitted.

This Section 17 shall only apply to the resolution of disputes relating to the calculation of the Actual Payment Amount, the Incentive Payment or the Purchase Price Adjustment and shall not limit the parties right to judicial remedies for the resolution of any other disputes or the enforcement of any other rights under this Agreement, including indemnification rights.

                                       31

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18       MISCELLANEOUS

         18.1 ASSURANCE OF FURTHER ACTION

From time to time after the Closing and without further consideration from Buyer, but at Buyer's expense, Sellers and Shareholders shall execute and deliver, or cause to be executed and delivered, to Buyer such further instruments of sale, conveyance, assignment, transfer and delivery and take such other action as Buyer may reasonably request in order to more effectively sell, convey, assign, transfer and deliver and reduce to the possession of Buyer any and all of the Assets and consummate the transactions contemplated hereby.

         18.2 EXPENSES

Each of the parties will pay all of its own legal and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement. Sellers shall bear all expenses and commission resulting from its sales and marketing efforts for the sale of the Business. In addition, Sellers shall pay all transfer, income and other taxes incurred by Sellers in connection with the sale of the Assets and the Business pursuant to the terms of this Agreement.

         18.3 WAIVER

The parties hereto may by written agreement (i) extend the time for or waive or modify the performance of any of the obligations or other acts of the parties hereto or (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement.

         18.4 NOTICES

All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to the Buyer or Parent:                Copy to:

Fredric Rosen                             Ned S. Goldstein, Esq.
Key3Media Group, Inc.                     Key3Media Group, Inc.
5700 Wilshire Boulevard,                  5700 Wilshire Boulevard
Suite 325                                 Suite 325
Los Angeles, CA 90036                     Los Angeles, CA 90036
Tel: (323) 954-6000                       Tel: (323) 954-6207
Fax: (323) 954-6010                       Fax: (323) 954-6130

If to McQuillan or MQV:                   Copy to:

John M. McQuillan                         David A. Westenberg, Esq.
McQuillan Ventures                        Hale and Dorr LLP
1620 Sudbury Road                         60 State Street
Concord, MA 01742                         Boston, MA 02109
Tel: (978) 287-5800                       Tel: (617) 526-6626
Fax: (978) 287-0501                       Fax: (617) 526-5000

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If to Goldstone or B.C.R.:                  Copy to:

Jerry A. Goldstone                          Brien J. Nagle, Esq.
B.C.R. Enterprises, Inc.                    Nagle & Higgins, P.C.
999 Oakmont Plaza                           222 South Mill Street
Suite 100                                   Suite 200
Westmont, IL 60559                          Naperville, IL 60540
Tel: (630) 986-1432                         Tel: (630) 355-8100
Fax: (630) 323-5324                         Fax: (630) 355-8185


Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     18.5  ENTIRE AGREEMENT

This Agreement, the Schedules and Exhibits attached hereto and the Confidentiality Information Agreement dated May 14, 2001 executed by Key3Media Events, Inc. embody the entire agreement among the parties and there have been and are no agreements, representations or warranties, oral or written among the parties other than those set forth or provided for in this Agreement. This Agreement may not be modified or changed, in whole or in part, except by a supplemental agreement signed by each of the parties.

     18.6  RIGHTS UNDER THIS AGREEMENT; NONASSIGNABILITY

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by any party without the prior written consent of the other parties; provided, however, that Buyer may, in connection with a merger, consolidation or transfer of all or substantially all of the assets that constitute the Business at that time, assign its rights and obligations under this Agreement to any corporation all or substantially all of the capital stock or equity interests of which are owned directly or indirectly by Parent, in which event all of the rights and powers of Buyer, and remedies available to it hereunder shall extend to and be enforceable by such subsidiary.

Nothing contained in this Agreement is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     18.7  GOVERNING LAW, JURISDICTION AND VENUE

This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws rules. The parties hereto agree that all actions or proceedings initiated by either party hereto and arising directly or indirectly out of this Agreement which are brought pursuant to judicial proceedings shall be litigated in a Federal or state court located in the State of California. The parties hereto expressly submit and consent in advance to such jurisdiction and agree that service of summons and complaint or other process or papers may be made by registered or certified mail addressed to the relevant party at the address to which notices are to be sent pursuant to this Agreement. The parties hereto waive any claim that a Federal or state court located in the State of California is an inconvenient forum or an improper forum based on lack of venue.

     18.8  KNOWLEDGE QUALIFIERS

Whenever a provision in this Agreement refers to the best of a party's knowledge, such provision shall refer to a party's conscious awareness after due and reasonable inquiry has been made with respect to the matters referenced thereby.

     18.9  HEADINGS; REFERENCES TO SECTIONS, EXHIBITS AND SCHEDULES

The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience and reference and shall not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references herein to Sections, Exhibits and Schedules, unless otherwise indicated, are references to sections of and exhibits and schedules to this Agreement.

     18.10 SEVERABILITY CONSTRUCTION

Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

     18.11 COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile.

     18.12 PRESS RELEASES AND ANNOUNCEMENTS

None of the parties shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law, regulation or stock market rule (in which case the disclosing party shall use reasonable efforts to advise the other parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

     18.13 NO THIRD PARTY BENEFICIARIES

This Agreement shall not confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                               KEY3MEDIA ART EVENTS, INC.


                               By _________________________________________
                                        President


                               B.C.R. ENTERPRISES, INC.


                               By _________________________________________
                                        Jerry A. Goldstone

                               MCQUILLAN VENTURES

                               By__________________________________________
                                        John M. McQuillan


                               ______________________________________________
                               Jerry A. Goldstone, in his individual capacity

                               ______________________________________________
                               John M. McQuillan, in his individual capacity


Key3Media Events, Inc., hereby unconditionally guaranties all of the obligations, covenants and agreements of Key3Media Art Events, Inc. set forth in this Agreement.


                               KEY3MEDIA EVENTS, INC.


                               By:_________________________________________
                               Name:
                               Title:

                                    Exhibit A
                                    ---------

               INDENTURE, BILL OF SALE, ASSIGNMENT AND ASSUMPTION
                                    AGREEMENT

         INDENTURE, BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT THIS INDENTURE, BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT, is made, executed and delivered as of September 10, 2001 by B.C.R. Enterprises, Inc., an Illinois corporation and McQuillan Ventures (collectively called "Grantor") to Key3Media Art Events, Inc., a Delaware corporation (herein called "Grantee"). All capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement dated September 10, 2001 by and among Grantor, Grantee, John M. McQuillan and Jerry A. Goldstone (the "Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Grantor and Grantee are parties to the Agreement providing for, among other things, the transfer and sale to the Grantee of all of the properties, assets, rights, goodwill and business of Grantor, all as more fully described in the Agreement, for consideration in the amount and on the terms and conditions provided in the Agreement; and

         WHEREAS, all of the terms and conditions precedent provided in the Agreement have been met and performed (or a waiver thereof has been obtained) by the respective parties thereto, and the parties now desire to carry out, in part, the intent and purpose of the Agreement by the Grantor's execution and delivery to the Grantee of this instrument evidencing the vesting in the Grantee of all of the properties, assets, rights, goodwill and business of Grantor relating to the Business hereinafter described.

         NOW, THEREFORE, in consideration of the premises and of other valuable consideration to Grantor in hand paid by Grantee, at or before the execution and delivery hereof, the receipt and sufficiency of which by Grantor is hereby acknowledged, Grantor has conveyed, granted, bargained, sold, transferred, set over, assigned, aliened, remised, released, delivered and confirmed; and by this instrument does convey, grant, bargain, sell, transfer, set over, assign, alien, remise, release, deliver and confirm unto Grantee, its successors and assigns forever, all the businesses, franchises, rights, privileges, properties and assets of the Grantor relating to the Business of every nature and description, tangible and intangible, real or personal, wherever located, including Grantor's goodwill and all trademarks and trade names which are owned by Grantor for the purpose of conducting the Business (as defined in the Agreement) of the Grantor, except with respect to the assets set forth on Schedule 1 to the Agreement (the "Excluded Assets"). The assets so conveyed, granted, bargained, sold, transferred, set over, assigned, aliened, remised, released, delivered and confirmed hereby are referred to collectively herein as the "Assets" and are, without limiting the generality of the foregoing, more particularly described as follows:

         (a) all rights and interests of Grantor in, to and under all contracts, commitments, agreements, options and other arrangements of every kind and description relating to the Business including all supply contracts, purchase contracts, exhibition contracts, sponsorship contracts and service contracts relating to the Business;

         (b) if and to the extent that the same have not been transferred effectively by separate instruments of assignment, all rights and interests of Grantor in, to and under all domestic or foreign patents, patent applications, trademarks, trademark registrations and applications therefore, all domestic or foreign trade names, labels and other trade rights, in each case relating to the Business;

         (c) all debts, accounts, bills and notes receivable, commercial paper and acceptances, and other evidences of indebtedness owned by Grantor relating to the Business; all bills of lading, trust receipts, warehouse receipts and other documents of title relating to the Business of whatever kind and description; all rights and claims under policies of insurance and fidelity or other bonds; all shares of stock and other securities of all kinds owned by Grantor (including the contents of all safe deposit boxes and the securities and other items held in custody accounts); all other claims, demands, judgments, rights, equities, chattel mortgages, security agreements and choses in action relating to the Business, and the proceeds thereof; and all permits and memberships in clubs and cooperatives;

         (d) all books, records and other data, but excluding the minute books and stock books and corporate records;

         (e) all Grantor's goodwill and trade connections relating to the Business and Grantor's rights to use the trademarks and service marks listed in
Schedule 7.11 to the Agreement;

         (f) any prepaid expenses relating to the Business;

         (g) all intangible assets of Grantor relating to the Business, including customer lists, trade secrets and similar information generally described as "know-how" with respect to the patents and patent applications aforesaid;

         (h) all research, engineering, marketing and other data relating to the Business;

         (i) all the goodwill existing between Grantor and each of its customers, suppliers, agents and others relating to the Business;

         (j) all rights, claims, and causes of action of Grantor relating to the Business arising after the date hereof against any officer, former officer, employee or former employee or other person arising out of the disclosure or use, or threatened disclosure or threatened use, of any proprietary information relating to the Business including, without limitation, any invention, process, method, formula treatment, discovery or improvement or application thereof, or other know-how, or compilation of information, list of customers or suppliers, document or record with respect thereto or contained therein; and

         (k) if and to the extent that the same have not been transferred effectively by separate instruments of assignment, all other property in which Grantor has any interest whatsoever, real, personal or mixed, whether tangible or intangible, of every kind and description relating to the Business and wherever situated, including contingent and unknown interests, claims, rights and properties, whether or not specifically mentioned or described herein and whatever may be the nature or location of said assets, properties or business but not including the Excluded Assets.

         TO HAVE AND TO HOLD all of the Assets.

         Section 1. The Grantee hereby assumes and agrees to pay, perform and discharge, as and when due, all of the Assumed Liabilities (as defined in the Agreement).

         Section 2. Grantor hereby constitutes and appoints Grantee, its successors and assigns, Grantor's true and lawful attorney, with full power of substitution, in Grantor's name and stead, but on behalf and for the benefit of Grantee, its successors and assigns, to demand and receive any and all of the Assets, and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Grantor's name, or otherwise, for the benefit of Grantee, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Grantee, its successors or assigns, may deem proper for the collection or reduction to possession of any of the Assets or for the collection and enforcement of any claim or right of any kind hereby sold, conveyed, transferred or assigned, or intended so to be, and to do all acts and things in relating to the Assets which Grantee, its successors or assigns shall deem desirable, Grantor hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Grantor or by its dissolution or in any other manner or for any reason whatsoever.

         Section 3. Grantor hereby covenants that, from time to time after the delivery of this instrument, at Grantee's request and without further consideration, Grantor will do, execute, acknowledge, and deliver, or will cause to be done, executed, acknowledged and delivered, all and every such further acts, deeds, conveyances, transfers, assignments, powers of attorney and assurances as reasonably may be required more effectively to convey, transfer to and vest in Grantee, and to put Grantee in possession of, any of the Assets and, in the case of contracts and rights, if any, which cannot be effectively transferred to Grantee without the consent of third parties, to endeavor to obtain such consents promptly and if any be unobtainable, to use its best efforts to assure to Grantee the benefits thereof.

         Section 4. Nothing in this instrument, express or implied, is intended or shall be construed to confer upon, or give to, any person, firm or corporation other than Grantee and its successors and assigns, any remedy or claim under or by reason of this instrument or any terms, covenants or condition hereof, and all the terms, covenants and conditions, promises and agreements in this instrument contained shall be for the sole and exclusive benefit of Grantee and its successors and assigns.

         Section 5. This instrument is executed by, and shall be binding upon, Grantor and Grantee, their successors and assigns, for the uses and purposes above set forth and referred to, effective immediately upon its delivery to Grantee.

         Section 6. This instrument shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflicts of law thereof.

         Section 7. The sale, transfer, conveyance and assignment has been executed and delivered by the Grantor in accordance with the Agreement and is expressly made subject to those liabilities, obligations and commitments which the Grantee has expressly assumed and agreed to pay, perform and discharge pursuant toSection 1 above.

         The Grantor, by its execution of this instrument, and the Grantee, by its acceptance of this instrument, each hereby acknowledgees and agrees that neither the representations and warranties nor the rights and remedies of any party under the Agreement shall be deemed to be enlarged, modified or altered in any way by this instrument.

         IN WITNESS WHEREOF, Grantor has caused this Bill of Sale to be signed by its President and its Secretary and its corporate seal to be affixed hereto on date.

                                       B.C.R. ENTERPRISES, INC.


                                       By_______________________
                                          Name:  Jerry A. Goldstone
                                          Title: President


                                       MCQUILLAN VENTURES


                                       By_________________________
                                             John M. McQuillan



                                       KEY3MEDIA ART EVENTS, INC.



                                       By_________________________


Key3Media Events, Inc., hereby unconditionally guaranties all of the obligations, covenants and agreements of Key3Media Art Events, Inc., set forth in this Agreement.


                                       KEY3MEDIA EVENTS, INC.



                                       By_________________________
                                          Name:
                                          Title:

                                    Exhibit B
                                    ---------


                                     FORM OF
                                ESCROW AGREEMENT

FORM OF ESCROW AGREEMENT This ESCROW AGREEMENT, dated as of September 10, 2001 (this "Agreement"), by and among Key3Media Art Events, Inc., a Delaware corporation ("Buyer"), B.C.R. Enterprises, Inc., an Illinois corporation ("B.C.R."), McQuillan Ventures, a sole proprietorship ("MQV" and together with B.C.R., the "Sellers"), and The Bank Of New York, a New York banking corporation, as escrow agent (the "Escrow Agent').

                               W I T N E S S E T H

         WHEREAS, pursuant to the Asset Purchase Agreement, dated as of September 10, 2001 (the "Purchase Agreement") by and among Buyer, Sellers, Jerry
A. Goldstone, an individual, and John M. McQuillan, an individual, Buyer has agreed to acquire the Assets from Sellers, upon the terms and subject to the conditions set forth in the Purchase Agreement;

         WHEREAS, the Purchase Agreement provides that the Buyer is to deposit with the Escrow Agent the sum of $4,458,150 in cash (such sum, together with amounts earned thereon as herein provided, the "Escrow Funds") upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Escrow Agent is willing to act as escrow agent, upon the express terms and subject to express conditions oft this Agreement;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable: consideration, the Parties hereby agree as follows:

         1. Definitions.
            -----------

            1.1   Defined Terms. Capitalized terms used in this Agreement and
                  -------------
                  not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement, The following terms shall have the respective meanings given thereto in the Sections indicated below.

                  Term                          Reference in this Agreement
                  ----                          ---------------------------

                  Agreement                     Preamble
                  Buyer                         Preamble
                  Escrow Agent                  Preamble
                  Escrow Funds                  Recitals
                  Purchase Agreement            Recitals
                  Sellers                       Preamble
                  Successor Agent               Section 5.11

    2.    Appointment of Escrow Agent. Buyer and Sellers hereby appoint the
          ---------------------------
          Escrow Agent to act as agent on their behalf pursuant to this Agreement and the Escrow Agent hereby consents to its appointment in such capacity on the terms and conditions of this Agreement.

    3.    Deposit and Investment of Escrow Funds.
          --------------------------------------

                    (i) Buyer shall deposit with the Escrow Agent the sum of $4,458,150] by wire transfer as follows: The Bank of New York, ABA #021 000 108, A/C#:[ ], for further credit ________________
               Attn: Sharon Coker. The Escrow Funds shall be held by the Escrow Agent for the benefit of Sellers and Buyer in accordance with the terms of and conditions of the Purchase Agreement and this Agreement.

                    (ii) The Escrow Agent shall invest and reinvest without
               distinction between principal and interest, the Escrow Funds in such savings accounts, certificates of deposit, money market and stable value funds, treasury securities, mutual funds, holding treasury securities and such other similar investments as Buyer and Sellers shall instruct in writing from time to time. Simultaneously with the execution and delivery of this Agreement, Buyer and Sellers shall deliver an initial investment instruction to the Escrow Agent, substantially in the form annexed as Annex I hereto. The Escrow Agent shall have no liability for any loss arising from or related to any such investments. The Escrow Agent shall present for redemption any obligation so purchased or sell any such obligation, as may be necessary in order to fulfill the provisions of this Agreement. Obligations so purchased as an investment of the Escrow Funds shall be deemed at all times to be a part of the Escrow Funds, and the interest accruing thereon shall be credited to the person to which the Escrow Funds are delivered pursuant hereto. The Escrow Agent may, but shall not be obligated to, make any and all investments permitted by this paragraph 3(ii) through its own bond or investment department.

    4.    Release of Escrow Funds.
          -----------------------

          4.1  Authorized Disbursements. Subject to the provisions of Section
               ------------------------
               5.1(b) the Escrow Agent is hereby authorized to disburse the Escrow Funds as follows:

                    (i) upon receipt of and in accordance with joint written instructions signed by Buyer and Sellers, or

                    (ii) in accordance with the binding order of a court of
               competent jurisdiction delivered to the Escrow Agent upon which order the Escrow Agent shall conclusively rely and act.

    5.    Escrow Agent.
          ------------

          5.1  Duties of Escrow Agent. (a) The Escrow Agent shall treat the
               ----------------------
               Escrow Funds with such degree of care as it treats it own similar property. It is agreed that the duties of the Escrow Agent are only such as are herein specifically provided, and the Escrow Agent shall have no other duties, implied or otherwise. The Escrow Agent's duties are as a depository only, and the Escrow Agent shall incur no responsibility or liability whatsoever, except for its willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its choice and shall not be responsible or liable for any action taken, suffered or omitted to be taken by it in good faith in accordance with the advice of such counsel (subject to the exception set forth above in the prior sentence). Except where the terms of this Agreement expressly refer thereto, the Escrow Agent shall not be bound in any way by any of the terms of the Purchase Agreement or any other agreement to which one or more of, Buyer or Sellers are parties, whether or not the Escrow Agent has knowledge thereof, and the Escrow Agent shall not in any way be required to determine whether or not the Purchase Agreement or any other agreement has been complied with by Buyer or Sellers or any other party thereto. In the event that the Escrow Agent shall be uncertain as to any of its duties or rights hereunder, it shall be entitled to refrain from taking action other than to keep safely all property held in escrow until it shall be directed otherwise pursuant to a joint written notice from and executed by Buyer and Sellers or a court order, and the Escrow Agent shall not be responsible or liable for any damages while waiting for such joint written notice or court order. This Agreement shall not create any fiduciary duty of the Escrow Agent to Buyer or Sellers or any other person or entity whatsoever. The Escrow Agent shall provide monthly statements identifying transactions, transfers or holdings of the Escrow Funds and each such statement shall be deemed to be correct and final upon receipt thereof by the parties hereto unless the Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.

                    (b) As security for the due and punctual performance of any and all obligations to the Escrow Agent hereunder, now or hereafter arising, Sellers and Buyer, individually and collectively, hereby pledge, assign and grant to the Escrow Agent a continuing security interest in, and a lien on, the Escrow Funds and all distributions thereon or additions thereto (whether such additions are the result of deposits or the investment of the Escrow Funds). The security interest of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against Sellers, Buyer and all third parties in accordance with the terms of this Agreement. If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefore from the Escrow Funds and may sell, convey or otherwise dispose of any investment of the Escrow Funds for such purpose.

          5.2  Reliance by Escrow Agent on Written Notices. The Escrow Agent may
               -------------------------------------------
               conclusively rely and shall be fully authorized and protected in relying upon any written notice, demand, certificate, advice, opinion or document which it, in good faith believes to be genuine. Set forth in Schedule 5.2 hereto is a list of the names of the persons authorized to act for each of the parties under this Agreement. Any officer of either party shall, from time to time, certify to the Escrow Agent the names of any other person or persons authorized to act for such party under the Agreement. The Escrow Agent may conclusively rely on and shall be authorized and fully protected in acting or failing to act upon this written, facsimile or electronically delivered instructions of any person named on Schedule 5.2 or by certification of an officer of a party with respect to any matter relating to the Escrow Agent acting as the Escrow Agent.

          5.3  Risk to Escrow Agent. None of the provisions of this Agreement
               --------------------
               shall require the Escrow Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnification satisfactory to it against such risk or liability is not assured to it. In no event shall the Escrow Agent be liable (i) for any consequential, punitive or special damages, (ii) for the acts or omissions of its nominees, correspondents, designees, subagents or sub custodians, or (iii) for an amount in excess of the value of the Escrow Funds, valued as of the date of deposit. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental or telex or other wire or communication facility.

          5.4  No Investigation by Escrow Agent. The Escrow Agent shall not be
               --------------------------------
               required or bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

          5.5  Escrow Agent's Execution of Power. The Escrow Agent may execute
               ---------------------------------
               any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians, or nominees appointed with due care, and shall not be responsible or liable for any willful misconduct or gross negligence on the part of any agent, attorney, custodian or nominee so appointed as finally determined by a non-appealable order of a court of competent jurisdiction.

          5.6  Legal Proceedings. The Escrow Agent shall not be required to
               -----------------
               institute legal proceedings of any kind.


          5.7  Escrow Agent Reporting. Notwithstanding anything to the contrary
               ----------------------
               herein, except as required by law, in no event shall the Escrow Agent be under a duty to file any reports or withhold or deduct any amounts in respect of taxes due for payments made pursuant to this Agreement.

          5.8  Fees of Escrow Agent. Sellers and Buyer severally covenant and
               --------------------
               agree to pay to the Escrow Agent from time to time, and the Escrow Agent shall be entitled to, the fees and expenses set forth on Schedule 5.8 and will further pay or reimburse the Escrow Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in accordance with any of the provisions hereof or any other documents executed in connection herewith (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all persons not regularly in its employ), other than periodic reports and audits and other actions requested by any party pursuant to the last sentence of
               Section 5.1 (a) hereof, which related expenses, disbursements and advances shall be paid by the requesting party, as set forth therein. All fees and amounts payable to the Escrow Agent under this Section 5.8 shall be payable fifty percent (50%) by Sellers and fifty percent (50%) by Buyer. The obligations of Sellers and Buyer under this Section 5.8 to compensate the Escrow Agent and to pay or reimburse the Escrow Agent for reasonable expenses, disbursements and advances shall survive the satisfaction and discharge of this Agreement or the earlier resignation or removal of the Escrow Agent.

5.9      Indemnification of the Escrow Agent.  Sellers and Buyer jointly and
         -----------------------------------
         severally agree to be responsible to indemnify and hold the Escrow Agent and its directors, employees, officers, agents, successors and assigns harmless from and against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and reasonable counsel fees and expenses which may be imposed on the Escrow Agent or incurred by it in connection with its acceptance of this appointment as the escrow agent hereunder or the performance of its duties hereunder, except as a result of the Escrow Agent's negligence or willful misconduct. Such indemnity includes, without limitation, all losses, damages, liabilities and expenses (including reasonable counsel fees and expense) incurred in connection with any litigation (whether at the trial or appellate levels) arising from this Agreement or involving the subject matter hereof. The indemnification provisions contained in this Section 5.9 are in addition to any other rights any of the indemnified parties may have by law or otherwise and shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

5.10     Successor to Escrow Agent.  Any corporation or other entity whatsoever
         -------------------------
         into which the Escrow Agent may be merged or converted or with which it may be consolidated, any corporation or other entity whatsoever resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party or any corporation or other entity whatsoever succeeding to the business of the Escrow Agent shall be the success of the Escrow Agent hereunder with the execution or filing of any paper with any party hereto except where an instrument of transfer or assignment is required by law to effect such succession.

5.11     Resignation of Escrow Agent.  If the Escrow Agent at any time, in its
         ---------------------------
         sole discretion, deems it necessary or advisable to resign as the Escrow Agent hereunder, it may do so by giving prior written notice of such even to Buyer and Sellers and thereafter delivering the Escrow Funds to any other escrow agent mutually agreed upon by Buyer and Sellers as notified to the Escrow Agent in writing, and if no such escrow agent shall be designated by Buyer and Sellers within sixty (60) calendar days of such written notice, then the Escrow Agent shall seek the appointment of its successor as prescribed by the clerk or other proper officer of a court of competent jurisdiction located within the State of New York to the extent permitted by law (any such successor to the Escrow Agent, whether designated by Buyer and Sellers or pursuant to the clause above or otherwise, is hereinafter referred to as the "Successor Agent"). The costs and expenses (including reasonable attorney's fees and expenses) incurred by the Escrow Agent in connection with such proceeding for the appointment of a Successor Agent shall be paid by, and be deemed a joint and several obligation of Buyer and Sellers, Buyer and Sellers may, at any time after the date hereof, upon thirty (30) days prior written notice to the Escrow Agent agree in writing to appoint a Successor Agent for the resigning or removed Escrow Agent, whereupon the Escrow Agent shall deliver the Escrow Funds to such Successor Agent as provided below. The fees of any Successor Agent shall be borne severally by Buyer and Sellers. Upon receipt of the identity of the

Successor Agent, the Escrow Agent shall either deliver the Escrow Agent's fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrow Funds (or any portion thereof), pending distribution, until all such fees, costs and expense or other obligations are paid. Upon delivery of the Escrow Funds to the Successor Agent, (i) the Escrow Agent shall be discharged from any and all responsibility or liability with respect to the Escrow Funds (except as otherwise provided herein) and (ii) all references herein to the "Escrow Agent" shall, where applicable, be deemed to include such Successor Agent and such Successor Agent shall thereafter become the Escrow Agent for all purposes of this Agreement.

6.       Miscellaneous.
         -------------

6.1      Construction:  Interpretation.  The heading contained in this
         -----------------------------
         Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, Article, Section, schedule, exhibit, recital and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning and not strictly for or against any party.

6.2      Amendments and Modifications. No party hereto shall
         ----------------------------
         be bound by any modification, amendment, termination, cancellation, rescission or replacement of this Agreement unless the same shall be in writing and signed by it.

6.3      Notices. All notices and other c4ommunication hereunder shall be in
         -------
         writing and shall be effective when actually received by the party to which such notice is sent (which in the case of the Escrow Agent is its Corporate Trust Department), as follows:

         If to Buyer, to:              Copy to:
                                       (Which shall not constitute notice)
\
         Fredric Rosen                 Ned S. Goldstein
         Key3Media Events, Inc.        Key3Media Group, Inc.
         5700 Wilshire Boulevard       5700 Wilshire Boulevard
         Suite 325                     Suite 325
         Los Angeles, CA  90036        Los Angeles, CA  90036
         Tel:  (323) 954-6000          Tel:  (323) 954-6207
         Fax:  (323) 954-6010          Fax:  (323) 954-6130

         If to John McQuillan          Copy to:
                                       (Which shall not constitute notice)



         John M. McQuillan             David A. Westenberg, Esq.
         McQuillan Ventures            Hale and Dorr LLP
         1620 Sundbury Road            60 State Street
         Concord, MA  01742            Boston, MA  02109
         Tel:  (978) 287-5800          Tel:  (617) 526-6626
         Fax:  (978) 287-0501          Fax:  (617) 526-5000

         If to Jerry Goldstone or B.C.R.     Copy to:
         Enterprises, Inc.                   (Which shall not constitute notice)

         Jerry A. Goldstone                  Brien J. Nagle, Esq.
         B.C.R. Enterprises, Inc.            Nagle & Higgins, P.C.
         999 Oakmont Plaza                   222 South Mill St.
         Suite 100                           Suite 200
         Westmont, IL  60559                 Naperville, IL  60540
         Tel:  (630) 986-1432                Tel:  (630) 355-8100
         Fax:  (630) 325-5324                Fax:  (630) 355-8185

         If to Escrow Agent, to:.            Copy to:
                                             (Which shall not constitute notice)

         The Bank of New York
         Insurance Trust and Escrow Unit
         101 Barclay Street, 7W
         New York New York 10286
         Facsimile: (212) 815-7181
         Attention: Sharon Coker

or to such other address as the person to whom notice is being given may have previously furnished to the other parties in writing in the manner set forth above.

    6.4  Assignment. Subject to Section 5.10, neither this Agreement nor any
         ----------
         of the rights, interests or obligation hereunder shall be assigned by any party (whether by operation of law or otherwise) without the prior written consent of Buyer, Sellers and the Escrow Agent; provided that either Sellers or Buyer may assign its rights to any affiliate, but no such assignment shall relieve the assignor of its obligations hereunder. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successor and permitted assigns.

6.5      Termination of Agreement. This Agreement shall terminate upon the
         ------------------------
         mutual written express agreement of Buyer and Sellers. In any event, this Agreement shall terminate when all the Escrow Funds have been delivered according to the terms of this Agreement.

6.6      Representation. Each of the parties hereby represents and warrants (a)
         --------------
         that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and
         (b) that the execution, delivery, and performance of this Agreement by it does not violate any application law or regulation.

6.7      Other Miscellaneous Provisions.  (a)  This Agreement may be executed
         ------------------------------
         simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                (i) Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which Escrow Agent is open for business.

              (ii) This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws (and not the choice of law rules) of the State of New York. Unless provided otherwise by an order of the Court, each of the parties hereto hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto to which the Escrow Agent is a plaintiff or named party shall be brought in courts located within the City and State of New York, Los Angeles, California or elsewhere as the Escrow Agent may select. Each of the parties hereto hereby waives the right to trial by jury in any such proceedings. To the extent that in any jurisdiction any party may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, such party hereby irrevocably agrees not to claim, and hereby waives, such immunity.

              (iii) No printed or other material in any language, including prospectuses, notices, reports, and promotional material which mentions "The Bank of New York by name or the rights, powers, or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

              (iv) The Escrow Agent does not have any interest in the Escrow Funds but is servings as escrow holder only and having only possession thereof. Sellers and Buyer shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. Any payments of income in respect of the Escrow Funds shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate form for tax I.D. number certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income received on investment of funds, which are a part of the Escrow Funds and is not responsible for any other reporting as provided in Section 5.7 hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK-
                      THE NEXT PAGE IS THE SIGNATURE PAGE]

         IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be executed by a duly authorized officer as of the day and year first written above.

                                          KEY3MEDIA ART EVENTS, INC.


                                          By ___________________________________
                                                       President

                                          B.C.R. ENTERPRISES, INC.


                                          By ___________________________________
                                               Jerry A. Goldstone, President

                                          MCQUILLAN VENTURES


                                          By____________________________________
                                                     John M. McQuillan



                                          THE BANK OF NEW YORK,
                                            as Escrow Agent

                                          By:___________________________________
                                             Name:
                                             Title:

Key3Media Events, Inc., hereby unconditionally guaranties all of the obligations, covenants and agreements of Key3Media Art Events, Inc. set forth in this Agreement.


                                          KEY3MEDIA EVENTS, INC.


                                          By:___________________________________
                                             Name:
                                             Title:

                                  SCHEDULE 5.2

                             AUTHORIZED SIGNATORIES

For McQuillan Ventures
----------------------


The authorized signatory for McQuillan Ventures is John M. McQuillan.


For B.C.R. Enterprises, Inc.:
-----------------------------


The authorized signatory for B.C.R. Enterprises, Inc. is Jerry A. Goldstone.


For Key3Media Art Events, Inc.
------------------------------


         The authorized signatories for Key3Media Art Events, Inc. are Fredric
D. Rosen, Ned S. Goldstein, Peter B. Knepper, Eugene L. Cobuzzi and Jeryl A. Bowers.

                                  SCHEDULE 5.8

                                ESCROW AGENT FEE

Escrow Agent shall be paid Five Thousand Dollars ($5,000) for its services hereunder.

                                    Exhibit C
                                    ---------

                            B.C.R. ENTERPRISES, INC.

                              Officer's Certificate
                              ---------------------

                    I, Jerry A. Goldstone, President and Secretary of B.C.R.
               Enterprises, Inc., an Illinois corporation ("Company"), pursuant to 4.1(D) of the Asset Purchase Agreement, dated as of September 10, 2001 (the "Agreement"), between the Company, MQV, B.C.R. Enterprises, Inc., McQuillan Ventures, John M. McQuillan, Jerry Goldstone and Key3Media Art Events, Inc., a Delaware corporation, hereby certify, for and on behalf of the Company that:

     1. All representations and warranties made by the Company in the Agreement, as they relate to the Company, are true and correct on the date hereof as though such representations and warranties were made as of this date, and the Company has duly performed or complied with all of the covenants, obligations and conditions to be performed or complied with by it under the terms of the Agreement on or prior to the Closing Date.

     2. All authorizations, consents or approvals or other action required to be obtained or taken by the Company in connection with the execution, delivery and performance of the Agreement by the Company and the consummation by the Company of the transactions contemplated thereby have been obtained or taken

IN WITNESS WHEREOF, the undersigned, in his capacity as President of the Company, has executed this Certificate for and on behalf of the Company as of this 10th day of September, 2001.

________________________
Name: Jerry A. Goldstone
President

                               MCQUILLAN VENTURES

                              Officer's Certificate
                              ---------------------


                    The undersigned, John M. McQuillan ("McQuillan"), as an
               individual and doing business as McQuillan Ventures ("MQV"), pursuant to .14.1(D) of the Asset Purchase Agreement, dated as of September 10, 2001, (the "Agreement"), between MQV, B.C.R. Enterprises, Inc., McQuillan Ventures, John M. McQuillan, Jerry
               A. Goldstone and Key3Media Art Events, Inc. a Delaware corporation, hereby certifies that:

     1. All representations and warranties made by MQV and McQuillan in the Agreement, as they relate to MQV and McQuillan, are true and correct on the date hereof as though such representations and warranties were made as of this date, and McQuillan and MQV have duly performed or complied with all of the covenants, obligations and conditions required to be performed or complied with by them under the terms of the Agreement on or prior to the Closing Date.

     2. All authorizations, approvals, consents or other action required to be obtained or taken by McQuillan or MQV in connection with the execution, delivery and performance of the Agreement by McQuillan and MQV and the consummation by McQuillan and MQV of the transactions contemplated thereby have been obtained or taken

IN WITNESS WHEREOF, the undersigned, as an individual and doing business as McQuillan Ventures, has executed this Certificate as of this 10th day of September, 2001.

____________________________
Name: John M. McQuillan
As an individual and doing
business as McQuillan Ventures

                                    Exhibit D
                                    ---------

                            B.C.R. ENTERPRISES, INC.

                             Secretary's Certificate
                             -----------------------


               Pursuant to Section 4.1 of the Asset Purchase Agreement dated as of September 10, 2001, (the "Agreement") by and between Key3Media Art Events, Inc., a Delaware corporation (the "Company"), B.C.R. Enterprises, Inc., McQuillan Ventures, John M. McQuillan and Jerry A. Goldstone, I Jerry A. Goldstone, Secretary of the Company, hereby certify that:

(a) Attached hereto as Annex A is a true and correct copy of the Certificate of Incorporation of the Company and all amendments thereto, certified by the Secretary of State of Illinois on August 28, 2001, and a Certificate of Good Standing issued by the Secretary of State of Illinois on August 28, 2001. No amendment or other document relating to or affecting the Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of Illinois since a change of registered agent was filed on May 17, 2000, and no action has been taken by the Company or its stockholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Company;

(b) Attached hereto as Annex B is a true and complete copy of the By-laws of the Company, as in full force and effect since, April 1, 1981, to and including the date hereof;

(c) Attached hereto as Annex C are true copies of resolutions duly adopted by the Sole Directors and Sole Shareholder of the Company by unanimous written consent as of September 10, 2001; such resolutions have not been amended, modified or rescinded and remain in full force and effect as of the date hereof; and such resolutions are the only resolutions adopted by the Company's Sole Director or Shareholder or any committee thereof relating to the Agreement or the transactions contemplated thereby.

          IN WITNESS WHEREOF, I have hereunto signed my name on this 10th day of September, 2001.

                                              ________________________________
                                              Jeannette Goldstone, Secretary

                                    Exhibit E
                                    ---------


                           KEY3MEDIA ART EVENTS, INC.

                              Officer's Certificate
                              ---------------------

                  I, Ned Goldstein, Executive Vice President of Key3Media Art
              Events, Inc., a Delaware corporation ("KAE"), pursuant to Section
              4.2 (B) of the Asset Purchase Agreement, dated as of September 10, 2001, (the "Agreement"), by and among KAE, B.C.R. Enterprises, Inc., McQuillan Ventures, John M. McQuillan and Jerry A. Goldstone does hereby certify, for and on behalf of KAE that:

     1. All representations and warranties made by KAE in the Agreement, as they relate to KAE, are true and correct on the date hereof as though such representations and warranties were made as of this date, and KAE has duly performed or complied with all of the covenants, obligations and conditions to be performed or complied with by it under the terms of the Agreement on or prior to the Closing Date.

     2. All authorizations, consents or approvals or other action required to be obtained or taken prior to the Closing Date in connection with the execution, delivery and performance of the Agreement by KAE and the consummation by KAE of the transactions contemplated thereby have been obtained or taken.

IN WITNESS WHEREOF, the undersigned, in his capacity as Executive Vice President, of KAE has executed this Certificate for and on behalf of KAE as of this 10th day of September, 2001.


_____________________________________
Ned Goldstein
Executive Vice President

                                    Exhibit F
                                    ---------


                             KEY3MEDIA EVENTS, INC.
                            KEY3MEDIA ART EVENTS, INC


                             Secretary's Certificate
                             -----------------------


                  I, Ned Goldstein, Secretary of Key3Media Art Events, Inc., a
              Delaware corporation, and Key3Media Events, Inc., a Delaware corporation (collectively the "Companies"), hereby certify that:

     (a) Attached hereto as Annex A is are true and correct copies of the Certificates of Incorporation of the Companies and all amendments thereto, certified by the Delaware Secretary of State on the respective dates set forth therein, and a Certificate of Good Standing for the Companies issued by the Delaware Secretary of State on the respective dates set forth therein. No amendment or other document relating to or affecting the Certificates of Incorporation of the Companies has been filed in the office of the Delaware Secretary of State since September 7, 2001, and no action has been taken by the Companies or their stockholders, directors or officers in contemplation of the filing of any such amendment or other document or in contemplation of the liquidation or dissolution of the Companies;

     (b) Attached hereto as Annex B is a true and complete copy of the By-laws of the Companies, as in full force and effect since, September 7, 2001, to and including the date hereof;

     (c) Attached hereto as Annex C are true copies of resolutions duly adopted by the Boards of Directors and Stockholders of the Companies by unanimous written consent as of August 29, 2001; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Companies' Board of Directors or any committee thereof or the Stockholders relating to the Asset Purchase Agreement, dated as of September 10, 2001, between Key3Media Art Events, Inc., McQuillan Ventures, John M. McQuillan, Jerry A. Goldstone and B.C.R. Enterprises, Inc. or the transactions contemplated thereby.

              IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company this 10th day of September.



                                           _____________________________
                                           Ned Goldstein, Secretary

                                    Exhibit G
                                    ---------


                              EMPLOYMENT AGREEMENT



         AGREEMENT, dated as of September 10, 2001, by and between Key3Media Art Events, Inc. (the "Company") and Jerry A. Goldstone ("Executive").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Company is desirous of employing Executive, and Executive is desirous of being employed by the Company, on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto agree as follows:

         1. Definitions. The following terms shall have the indicated meanings when used in this Agreement, unless the context requires otherwise:

              (a) "Base Salary Amount" shall mean a salary based upon $250,000 per year.

              (b) "Benefit Plan" shall mean each vacation pay, sick pay, retirement, pension, profit sharing, welfare, medical, dental, disability, life insurance, deferred compensation, incentive compensation, stock issuance and option or other employee benefit plan, program or arrangement of any kind or nature whatsoever, if any.

              (c) "Board of Directors" shall mean the Board of Directors of the Company.

              (d) "Cause" shall have the meaning ascribed to that term in
         Section 7.

              (e) "Common Stock" shall mean the Common Stock, no par value, of the parent of the Company, Key3Media Group, Inc. ("Group").

              (f) "Covenant Period" shall have the meaning ascribed to that term in Section 9(a).

              (g) "Customer" shall have the meaning ascribed to that term in
         Section 9(c).

              (h) "Disability" shall have the meaning ascribed to that term in
         Section 6(a).

              (i) "Disability Period" shall have the meaning ascribed to that term in Section 6(a).

              (j) "Proprietary Information of the Company" shall have the meaning ascribed to that term in Section 10.

         2.   Employment.  The Company hereby employs Executive, and Executive
              ----------
hereby accepts employment with the Company, on the terms and subject to the conditions set forth herein.

         3.   Term of Employment.  The term of employment hereunder shall
              ------------------
commence on the date of Closing of the Asset Purchase Agreement by and among KAE, B.C.R. Enterprises, Inc., McQuillan Ventures, John M. McQuillan and Jerry
A. Goldstone (the "Asset Purchase Agreement"), and end on December 31, 2003, subject to early termination as herein provided.

       4.  Position and Duties. Executive shall serve as the President and Chief
           -------------------
Executive Officer of the Company. Subject to the authority of the Board of Directors of the Company, the Executive shall have all of the powers and duties incident to the office of President and Chief Executive Officer prescribed by the Board of Directors and such other powers and duties as may be prescribed by the Board of Directors of the Company that are consistent with his position.

       5.  Exclusive Duties. During Executive's employment by the Company,
           ----------------
Executive shall devote his entire working time, attention and energies to the business of the Company and will not take any actions of the kind described in Sections 9(a), 9(b) and 9(c). Such duties shall not require Executive to re-locate from his present residence in Hinsdale, Illinois, and shall not require him to travel away from such present residence substantially more than he has traveled as president of B.C.R. Enterprises, Inc.

       6.  Compensation and Other Benefits.
           -------------------------------

           (a)  Base Salary. During the term of this Agreement, the Company
                -----------
       shall pay to Executive the Base Salary Amount. The Base Salary Amount shall be subject to increase, at the sole discretion of the Chief Executive Officer or the Compensation Committee of the Board of Directors of the Company, as applicable, on or around each anniversary date of the execution of this Agreement, subject to approval of Executive for any increase during 2003. The Base Salary Amount shall be paid to Executive in accordance with the Company's regular payroll practices with respect to senior management compensation.

           In the event that Executive shall become disabled as a result of bodily injury or physical or mental illness (whether or not occupational) to such extent that in the reasonable opinion of the Board of Directors, based upon competent medical advice, he can no longer perform the duties of President and Chief Executive Officer of the Company (a "Disability"), the Company shall only be obligated to continue to pay the Base Salary Amount to Executive for the one hundred twenty 120-day period immediately following the date of Disability (the "Disability Period"). The right to receive salary payments during the Disability Period, if applicable, shall survive any termination of employment by virtue of Disability pursuant to Section 7.

           (b)  Annual Performance Bonuses. During each calendar year, or part
                --------------------------
       thereof, the Company shall pay Executive an annual performance bonus as determined by the Board of Directors or its Compensation Committee in its sole discretion, the determination of which shall be based upon such standards, guidelines and factual circumstances as the Board of Directors or its Compensation Committee deems relevant, including, without limitation, the operating results for the Company during such calendar year, the importance of the efforts of Executive in achieving such operating results and the achievement by the Company and/or Executive of performance goals previously established by the Board of Directors for such Contract Year. Notwithstanding the foregoing, such annual performance bonus shall not be paid to Executive for 2003 without the approval of Executive.

           (c)  Expenses. Executive shall receive prompt reimbursement from the
                --------
       Company for all documented business expenses incurred by him in the performance of his duties hereunder, provided that Executive properly accounts therefore in accordance with the Company's reimbursement policy, including, without limitation, the submission of supporting evidence as reasonably requested by the Company.

           (d)  Fringe Benefits. During the term hereof, Executive shall be
                ---------------
       entitled to participate in and receive benefits under all of the Company's Benefit Plans generally available to senior management of the Company.

           (e)  Vacations. During the term hereof, Executive shall be entitled
                ---------
       to sick leave and paid holidays consistent with the Company's sick leave and holiday policy for senior management and not less than four (4) weeks paid vacation during each year. .

             (f)    Stock Options. Executive shall be entitled to a grant of
                    -------------
         such number of options, (as determined by the Board of Directors), to purchase the common stock of Group, at the fair market value of said stock on the date of grant, vesting over a four (4) year period, subject to the terms and conditions set forth in Group's stock option plan and the accompanying stock option agreement.

         7.  Termination. The Company or Executive may terminate the employment
             -----------
of Executive if the Executive is determined to have a Disability (as defined in Section 6(a)) for a period of no less than one hundred twenty 120 days during any consecutive twelve (12)-month period. The Company may also terminate the employment of Executive hereunder upon Executive's death or for Cause. For purposes hereof, "Cause" shall mean (i) Executive admitting or being convicted of (or entering a plea of no contendere for) fraud, theft, misappropriation of funds or conviction of a felony, (ii) Executive's admitting or being convicted of (or entering a plea of no contendere for) illegal conduct tending to place Executive or the Company in disrepute, (iii) dereliction or gross misconduct in Executive's performance of his duties as an employee of the Company and failure to remedy such dereliction or gross misconduct within ten (10) days after having received written notice thereof, (iv) the failure of Executive to follow the reasonable and ethical written instructions of the Board of Directors in a timely manner, and failure thereafter to follow such instructions within ten
(10) days after having received written notice thereof, or (v) violation by Executive of any of his material covenants contained in this Agreement, including, without limitation, Section 10 in a timely manner, and failure thereafter to follow such instructions within ten (10) days after having received written notice thereof. Upon the termination of Executive's employment for any reason, Executive shall be entitled to receive all compensation through the date of such termination plus all accrued but unreimbursed expenses. In addition, upon the termination of Executive's employment for any reason other than for or by virtue of Cause, death, Disability or Executive's voluntary termination of employment, the Company shall continue to be responsible for the payment of all Base Salary Amount for the remainder of the term hereof; provided, however, that Executive shall have a duty to mitigate (as to a new position comparable to Executive's position hereunder) commencing on the first anniversary of the date of termination; and, further provided that Executive shall perform his covenants, duties and obligations under Sections 9(a), 9(b) and 9(c) during the remainder of the term hereof. Termination of Executive's employment for any reason whatsoever shall not affect Executive's ability to exercise stock options that have vested prior to the date of termination.

         8.  Developmental Rights. Executive agrees that any developments by way
             --------------------
of invention, design, copyright, trademark or other matters which may be developed or perfected by him during the term hereof, and which relate to the business of the Company or its subsidiaries or affiliates, shall be the property of the Company without any interest therein by Executive, and he will, at the request and expense of the Company, apply for and prosecute letters patent thereon in the United States or in foreign countries if the Company so requests, and will assign and transfer the same to the Company together with any letters patent, copyrights, trademarks and applications therefore; provided, however, that the foregoing shall not apply to an invention that Executive develops entirely on his own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

             (a) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or

             (b)  result from any work performed by Executive for the Company.

         9.  COVENANTS.
             ---------

             (a) Covenant Not to Compete. Executive shall not, without the prior
                 -----------------------
         written consent of the Company, (a) for a period (the "Covenant Period") ending on the later of two (2) years after the closing date of the Asset Purchase Agreement or termination of this Agreement, directly or indirectly, anywhere in the world engage in any Prohibited Operations (as defined in the Asset Purchase Agreement and as defined in the Asset Purchase Agreement by and among the Company, B.C.R. Enterprises, Inc. and Jerry A. Goldstone dated as of September 10, 2001). Notwithstanding the foregoing, the Executive may, in the aggregate, invest in securities of any issuer engaged in Prohibited Operations if (i) such securities are listed on any national or regional securities exchange or have been registered under the Securities Exchange Act of 1934 and (ii) such investment does not exceed, in the case of any class of the capital stock of any one issuer, five percent (5%) of the issued and outstanding shares, or, in the case of other securities, five percent (5%) of the aggregate principal amount thereof issued and outstanding. Further, the Executive may, in the aggregate, invest in securities of any issuer engaged in Prohibited Operations if revenues from the Prohibited Operations constitute less than five percent (5%) of the revenues of such issuer provided that the Prohibited Operations are transferred or terminated by such issuer as soon as practicable after the Executive acquires control of such issuer. Buyer acknowledges and agrees that Executive may engage in any activity unrelated to the ownership, management or active involvement with (including, but not limited to, employment or consulting services) networking conferences and tradeshows.

                 The Executive acknowledges that the restrictions contained in this Section 9 are reasonable and necessary to protect the legitimate interests of the Buyer and that any breach by the Executive of any provision hereof will result in irreparable injury to the Company. The Executive acknowledges that, in addition to all remedies available at law, the Company shall be entitled to equitable relief (without the necessity of posting any bond), including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, arising from such breach as may be appropriate.

                 (b) Solicitation of Employees. During the Covenant Period,
                     -------------------------
           Executive shall not (i) directly or indirectly induce or attempt to induce (regardless of who initiates the contact) any person then employed (whether part-time or full-time) by the Company or any of its subsidiaries or affiliates, whether as an officer, employee, consultant, adviser or independent contractor, to leave the employ of the Company or to cease providing or otherwise alter the services then provided to the Company or to any of its subsidiaries or affiliates or (ii) in any other manner seek to engage or employ any such person (whether or not for compensation) as an officer, employee, consultant, adviser or independent contractor in connection with the operation of any business which is the same as or similar to any of the Business (as defined in the Asset Purchase Agreement).

                 (c) Non-Solicitation of Customers. During the Covenant Period,
                     -----------------------------
           Executive shall not solicit any Customers of the Company or any of its subsidiaries or affiliates or encourage (regardless of who initiates the contact) any such Customers to use the facilities or services of any competitor of the Company or any of its subsidiaries or affiliates. "Customer" shall mean any person who contracts with the Company or any of its subsidiaries or affiliates in connection with the Business.

           10.   Confidentiality. Executive shall not at any time (during or for
                 ---------------
a period of sixty (60) months after termination of employment) disclose (except as may be required by law) or use, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates, any Proprietary Information of the Company. "Proprietary Information of the Company" means all information known or intended to be known only to employees of the Company or any of its subsidiaries or affiliates in a confidential relationship with the Company or any of its subsidiaries or affiliates relating to technical matters pertaining to the business of the Company or any of its subsidiaries or affiliates, but shall not include any information within the public domain. Executive agrees not to remove any documents, records or other information from the premises of the Company or any of its subsidiaries or affiliates containing any such proprietary information, except in the pursuit of the business of the Company or any of its subsidiaries or affiliates, and acknowledges that such documents, records and other information are the exclusive property of the Company or its subsidiaries or affiliates. Upon termination of Executive's employment, Executive shall immediately return all Proprietary Information of the Company and all copies thereof to the Company.

     11.   General Provisions.
           ------------------

           (a)  Expenses. All costs and expenses incurred by either of the
                --------
     parties in connection with this Agreement and any transactions contemplated hereby shall be paid by that party.

           (b)  Notices. All notices, demands and other communications hereunder
                -------
     shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11(b)):

                (i)   If to the Company:

                      Key3Media Art Events, Inc.
                      5700 Wilshire Blvd.
                      Suite 325
                      Los Angeles, CA  90036
                      Attention:  General Counsel

                (ii)  If to Executive:

                      Jerry A. Goldstone
                      121 South County Line Road
                      Hinsdale, Illinois 60521

           (c)  Headings. The descriptive headings contained in this Agreement
                --------
     are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

           (d)  Successors; Binding Agreement. This Agreement shall be binding
                -----------------------------
     upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, executors, administrators, successors and personal or legal representatives. If Executive is domiciled in a community property state or a state that has adopted the Uniform Marital Property Act or equivalent or if Executive is domiciled in a state that grants to his spouse any other marital rights in Executive's assets (including, without limitation, dower rights or a right to elect against Executive's will or to claim a forced share of Executive's estate), this Agreement shall also inure to the benefit of, and shall also be binding upon, his spouse. If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's designee or, if there be no such designee, to Executive's heirs, devisees, legatees or executors or administrators of Executive's estate, as appropriate.

           (e)  Severability. If any provision of this Agreement is held to be
                ------------
     illegal, invalid or unenforceable under existing or future laws effective during the term of this Agreement, such provisions shall be fully severable, the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

           (f)  Entire Agreement. This Agreement, the Asset Purchase Agreement
                ----------------
     and any applicable option agreements pursuant to Section 6(f)) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between the Company and Executive with respect to the subject matter hereof and thereof.

               (g) Assignment. This Agreement and the rights and duties
                   ----------
        hereunder are not assignable by Executive. This Agreement and the rights and duties hereunder may not be assigned by the Company without the express written consent of Executive (which consent may be granted or withheld in the sole discretion of Executive), except that such consent shall not be required in order for the Company to assign this Agreement or the rights or duties hereunder to an affiliate (as such term is defined in Section 9(b)) of the Company or to a third party in connection with the merger or consolidation of the Company with, or the sale of all or substantially all of the assets or business of the Company to, that third party.

               (h) Amendment; Waiver. This Agreement may not be amended or
                   -----------------
        modified except by an instrument in writing signed by, or on behalf of, the Company and Executive. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (b) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

               (i) Governing Law. This Agreement shall be governed by, and
                   -------------
        construed in accordance with, the laws of the State of Illinois, applicable to contracts executed in and to be performed entirely within that state.

               (j) Jurisdiction and Venue. The parties hereto agree that all
                   ----------------------
        actions or proceedings initiated by either party hereto and arising directly or indirectly out of this Agreement which are brought pursuant to judicial proceedings shall be litigated in a Federal or state court located in the State of Illinois. The parties hereto expressly submit and consent in advance to such jurisdiction and agree that service of summons and complaint or other process or papers may be made by registered or certified mail addressed to the relevant party at the address to which notices are to be sent pursuant to Section 11(b) of this Agreement. The parties hereto waive any claim that a Federal or state court located in the State of Illinois is an inconvenient forum or an improper forum based on lack of venue.

               (k) Equitable Relief. Executive acknowledges that the covenants
                   ----------------
        contained in Sections 9 and 10 are reasonable and necessary to protect the legitimate interests of the Company, that in the absence of such covenants the Company would not have entered into this Agreement, that any breach or threatened breach of such covenants will result in irreparable injury to the Company and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, the Executive agrees that the Company, in addition to any other rights or remedies which it may have, shall be entitled to seek such equitable and injunctive relief as may be available from any court of competent jurisdiction to restrain the Executive from any breach or threatened breach of such covenants.

               (l) Attorneys' Fees. If any legal action or other proceeding is
                   ---------------
        brought for the enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

               (m) Counterparts. This Agreement may be executed in one or more
                   ------------
        counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original while all of which taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Company and Executive have executed this Agreement as of the date and year first written above.

              Key3Media Art Events, Inc.


              By: ______________________________

              Title: ___________________________


              __________________________________
              Jerry A. Goldstone

                                    EXHIBIT H
                                    ---------

                              CONSULTING AGREEMENT


                  This Consulting Agreement (the "Agreement") is entered into this 10th day of September, 2001 (the "Effective Date"), by and between Key3Media Art Events, Inc. ("Buyer") and John M. McQuillan ("Consultant").

                  WHEREAS, Consultant has previously been employed in the
              business of producing tradeshows under the tradename Next Generation Networks and Next Generation Networks Ventures (the "Business") and has developed and is now possessed of certain skills, knowledge and abilities in connection therewith that may be of use to Buyer; and

                  WHEREAS, Consultant is willing to provide consulting services to Buyer as an independent contractor under the terms and conditions hereinafter set forth,

                  NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

                      1. Buyer hereby retains Consultant as an independent contractor and Consultant hereby accepts retention as an independent contractor upon the terms and subject to the conditions hereinafter set forth for a period commencing on the Effective Date and ending on December 31, 2003 (the "Contract Term").

                      2. Consultant shall render the following services for Buyer during the time periods set forth below:

               .    Effective Date through December 31, 2001.

                      . Consultant shall provide all services that Consultant previously provided for the Business prior to the Effective Date, including without limitation, for the production and operation of NGN 2001 and the design of NGN Ventures 2002. Without limiting the foregoing, Consultant shall with respect to NGN 2001 (i) co-chair the event with David Passmore; (ii) make introductory presentations; and (iii) participate in the conference's closing session. In addition, Consultant shall manage the transition of the Business's key employees, including, without limitation, Judy Huvos and Emily McKnight, to such employees' employment with Buyer. Consultant shall also, from time to time, join the chairman and chief executive officer (the "Chairman") of Key3Media Group, Inc. in meetings with members of the investment community in New York or Boston, as reasonably requested by the Chairman.

               .    January 1, 2002 through December 31, 2002

                      . Consultant shall (i) serve as co-chairman of NGN Ventures 2002 and NGN 2002; (ii) moderate sessions, make introductory presentations, and participate in the conferences' closing sessions; (iii) together with Dave Passmore, direct the editorial content, and the review and editing of presentations for the conference; and
                         (iv) join the Chairman in meetings with members of the investment community in New York or Boston, as reasonably requested by the Chairman.

               .    January 1, 2003 through December 31, 2003

                      . Consultant shall (i) serve as co-chairman of NGN Ventures 2003 and NGN 2003; (ii) moderate sessions, make introductory presentations, and participate in the conferences' closing sessions; and (iii) advise on editorial content.

                  For the balance of 2001 and for 2002, Consultant shall devote approximately 20% of his business time to his services hereunder, and for 2003 Consultant shall devote approximately 10% of his business time to his services hereunder. Except as described above, Consultant shall have no obligation to provide consulting or other services to Buyer or any affiliate of the Buyer.

                     3. For his consulting services hereunder, Consultant shall be paid a fee at the rate of $50,000 per annum ($4,166.67 per month), prorated for any partial periods, for the term hereof (the "Consulting Fee"). The Consulting Fee shall be paid monthly in advance and without deduction or withholding for taxes or other amounts.

                     4. (a) Consultant shall not, without the prior written consent of the Buyer, for a period (the "Covenant Period") ending on the later of two years after (x) the Closing Date, as defined in the Asset Purchase Agreement dated as of September 10, 2001 by and among Buyer, McQuillan Ventures, Consultant, B.C.R. Enterprises, Inc. and Jerry Goldstone (the "Asset Purchase Agreement"), or (y) termination or expiration of this Agreement, directly or indirectly, anywhere in the world engage in any Prohibited Operations (as defined in the Asset Purchase Agreement) relating to networking conferences or tradeshows. Notwithstanding the foregoing, Consultant may continue to make speeches at networking conferences and trade shows consistent with past practices. Notwithstanding the foregoing, the Consultant may also invest in securities of any issuer engaged in Prohibited Operations if (i) such securities are listed on any national or regional securities exchange or have been registered under the Securities Exchange Act of 1934 and (ii) such investment does not exceed, in the case of any class of the capital stock of any one issuer, 5% of the issued and outstanding shares, or, in the case of other securities, 5% of the aggregate principal amount thereof issued and outstanding. Further, the Consultant may invest any amount in ecurities of any issuer engaged in Prohibited Operations if revenues from the Prohibited Operations constitute less than 5% of the revenues of such issuer provided that the Prohibited Operations are transferred or terminated by such issuer as soon as practicable after the Consultant acquires control of such issuer. Except as set forth in the preceding two sentences, to the extent Consultant acquires or holds directly, or indirectly, an interest in a business that is engaged in Prohibited
              Operations during the Covenant Period , then the Consultant shall immediately divest his interest in such business or cause such business to cease engaging in the Prohibited Operations . Buyer acknowledges and agrees that Consultant may engage in any activity unrelated to the ownership, management or active involvement with (including, but not limited to, employment or consulting services) networking conferences and tradeshows.

                    (b) The Consultant acknowledges that the restrictions
              contained in this Section 4 are reasonable and necessary to protect the legitimate interests of the Buyer and that any breach by the Consultant of any provision hereof will result in irreparable injury to the Buyer. The Consultant acknowledges that, in addition to all remedies available at law, the Buyer shall be entitled to equitable relief (without the necessity of posting any bond), including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, arising from such breach as may be appropriate.

                     5. During the Covenant Period, Consultant shall not (i)
              directly r indirectly induce or attempt to induce (regardless of who initiates the contact) any person then employed (whether part-time or full-time) by the Buyer or any of its subsidiaries or affiliates, whether as an officer, employee, consultant, adviser or independent contractor, to leave the employ of or contractual engagement with the Buyer or to cease providing or otherwise alter the services then provided to the Buyer or to any of its subsidiaries or affiliates or (ii) in any other manner seek to engage or employ any such person (whether or not for compensation) as an officer, employee, consultant, adviser or independent contractor in connection with the operation of any business which is the same as or similar to the Business (as defined in the Asset Purchase Agreement) and as conducted by Buyer during the term hereof.

                      6. During the Covenant Period, Consultant shall not solicit any Customers (as defined below) of the Buyer or any of its subsidiaries or affiliates or encourage (regardless of who initiates the contact) any such Customers to use the facilities or services of any Competitor of the Buyer or any of its subsidiaries or affiliates. "Customer" shall mean any person who contracts with the Buyer or any of its subsidiaries or affiliates in connection with the Business.

                      7. Consultant shall not at any time (during or for a period of two years after termination of employment) disclose (except as may be required by law) or use, except in the pursuit of the business of the Buyer or any of its subsidiaries or affiliates, any Proprietary Information of the Buyer or the Business. "Proprietary Information of the Buyer" means all information known or intended to be known only to employees of the Buyer or any of its subsidiaries or affiliates in a confidential relationship with the Buyer or any of its subsidiaries or affiliates relating to technical matters pertaining to the business of the Buyer or any of its subsidiaries or affiliates, but shall not include any information within the public domain or otherwise publicly known. Consultant agrees not to remove any documents, records or other information from the premises of the Buyer or any of its subsidiaries or affiliates containing any such proprietary information, except in the pursuit of the business of the Buyer or any of its subsidiaries or affiliates, and acknowledges that such documents, records and other information are the exclusive property of the Buyer or its subsidiaries or affiliates. Upon termination of Buyer's employment, Consultant shall immediately return all Proprietary Information of the Buyer and all copies thereof to the Buyer.

                      8. Consultant shall not have the right to assign, transfer, pledge, hypothecate or otherwise encumber or dispose of any of his/her rights, privileges, or interests hereunder, all of which shall be considered personal, nonassignable and nontransferable.

                      9. This Agreement shall be binding on and shall inure to the benefit of any successor of Buyer and any of its affiliates, successors, and assigns. Consultant and the Buyer intend that an independent contractor relationship be established between the parties by this Agreement, and nothing herein shall be construed as creating an employer/employee relationship, joint venture, partnership or other business group or concerted action. Notices or other communications in writing relating to this Agreement shall be addressed as follows or at such other address as either party may specify in writing from time to time:

                           If to Buyer:     Key3Media Events, Inc.
                                            5700 Wilshire Blvd., Suite 325
                                            Los Angeles, California  90036
                                            Attn: Ned S. Goldstein, Esq.

                           If to Consultant:    McQuillan Ventures
                                                1620 Sudbury Road
                                                Concord, Massachusetts  01742
                                                Attn: John M. McQuillan

                                                With a copy to:

                                                David A. Westenberg, Esq.
                                                Hale and Dorr LLP
                                                60 State Street
                                                Boston, MA  02109

                      Notice shall be deemed to have been given if delivered
               personally, faxed or mailed, postage prepaid to the addresses herein designated. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed within such state. Any legal action, suit or proceeding arising out of or related to this Agreement or to the transactions contemplated hereby shall be instituted in any state or federal court in the Commonwealth of Massachusetts and the county of Suffolk and each party agrees not to assert in any such proceeding any claim that it is not subject to the jurisdiction of said court, that the proceeding is brought in an inconvenient forum, that the venue of the proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party irrevocably submits to the jurisdiction of such court in any such proceeding.

                      IN WITNESS WHEREOF the parties hereto have executed and
               delivered this Agreement on the date first above written.

               KEY3MEDIA ART EVENTS, INC.

               By: ________________________________________
                   Name:
                   Title:

               CONSULTANT

                   ________________________________________
                   John M. McQuillan, an individual

                                    SCHEDULES